UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CSW INDUSTRIALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20

Resilient

22

Proxy Statement and Notice of Annual Meeting of Stockholders

CSW INDUSTRIALS

Invitation to
2022 Annual Meeting of Stockholders

Thursday, August 25, 2022 9:00 a.m., Central Time Virtual Meeting Site: www.virtualshareholdermeeting.com/CSWI2022
Joseph B. Armes
Chairman, CEO and President
“Positioning CSWI for sustainable, long-term success.”

Dear Fellow Stockholder:

On behalf of your Board of Directors, I am pleased to invite you to attend CSW Industrials’ 2022 Annual Meeting of Stockholders. This year’s Proxy Statement highlights our accomplishments in fiscal 2022 and presents the matters for which we are seeking your approval at the 2022 Annual Meeting.

I am pleased to report that CSW Industrials persevered through multiple challenges and thrived in fiscal 2022, thanks to the solid financial foundation we’ve established, the deliberate business practices we’ve followed, and the strategic planning we have executed. Despite a global pandemic and supply-chain disruptions, we continued our successful track record of delivering exceptional performance and, for the second consecutive year, registered record revenue, EBITDA, and earnings per share. In addition, during this past fiscal year we executed on all aspects of our capital allocation strategy, investing $44 million in inorganic growth and $16 million in capital expenditures. We also returned $23.9 million of cash to our stockholders through our share repurchase program and dividends.

We can attribute these outstanding accomplishments to our diversified business model, disciplined capital allocation, and commitment to operational excellence, which drove impressive profitability despite global disruption and turmoil. However, as I have stated in the past, this is not the only way we measure success, because at CSWI, how we succeed matters. We are extremely proud of the way our team continues to demonstrate steady leadership, informed by our guiding objectives of treating our employees well, serving our customers well, effectively managing our supply chain, and positioning CSWI for sustainable, long-term success. We are more committed than ever to treating our team members well and promoting our employee-centric culture, which enables our delivery of compelling growth and long-term stockholder value.

We believe this year’s proxy statement demonstrates our continued commitment to sound governance practices and enhanced disclosure and transparency. Consistent with our focus on continual improvement across all areas of our business, we have continued to enhance our disclosures around Board composition, governance, and executive compensation. We are pleased to share this important information with you.

Your vote is very important to us and to our business, so I encourage you to vote before the meeting. You may vote online, by telephone, or by signing and returning your proxy card by mail, so that your shares will be represented and voted at the meeting. You can find instructions on how to vote beginning on page 3.

I hope that you participate in the meeting. Thank you in advance for voting and for your continued support of CSW Industrials.

Very truly yours,

| 2022 Proxy Statement

Table of Contents

Proxy Summary	4
Proposal One: Election of Directors	12
Required Vote and Recommendation	12
Board of Directors — Biographical Information	13
The Board and Committees	16
Governance Overview	16
Board Composition	19
Board Committees	19
Board of Directors Compensation	21
Corporate Sustainability, Culture & Compliance	22
Executive Officers	25
Proposal Two: Advisory Vote on Executive Compensation	26
Required Vote and Recommendation	27
Proposal Three: Advisory Vote on Frequency of Conducting the Advisory Vote on Executive Compensation	28
Required Vote and Recommendation	28
Executive Compensation	29
Compensation & Talent Development Committee Report	29
Compensation Discussion and Analysis	30
Annual Executive Compensation Program Review and Compensation Risk	51
Summary Compensation Table	52
2022 Grants of Plan-Based Awards	54
Outstanding Equity Awards at Year-End 2022	55
2022 Option Exercises and Stock Vested	56
2022 Pension Benefits	56
Potential Payments upon Termination or Change-In-Control	56
CEO Pay Ratio	60
Equity Compensation Plan Information	61
Section 16(a) Beneficial Ownership Reporting Compliance	61
Proposal Four: Ratification of Appointment of Grant Thornton LLP to Serve as our Independent Registered Public Accounting Firm for Fiscal 2023	62
Required Vote and Recommendation	62
Report of The Audit Committee	63
Other Audit Information	64
Relationship with Independent Registered Public Accounting Firm	64
Audit and Non-Audit Fees and Services	64
Audit Committee Approval Policy	64
Security Ownership of Directors and Certain Executive Officers	65
Security Ownership of Certain Beneficial Owners	66
General Voting and Meeting Information	67
Solicitation	67
Voting	67
Other Information About this Solicitation	70
Cost of Proxy Solicitation	70
Stockholders Sharing an Address	70
Stockholder Proposals and Nominations	70
Exhibit A	71
GAAP to NON-GAAP Reconciliations	71

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Thursday, August 25, 2022 9:00 a.m., Central Time	NOTICE

Virtual Meeting Site: www.virtualshareholdermeeting.com/CSWI2022	of Annual Meeting of Stockholders

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Stockholders of record of the Company’s common stock at the close of business on July 8, 2022, are entitled to notice of and to vote at the Annual Meeting. This notice and the enclosed Proxy Statement are first being mailed to stockholders on or about July 15, 2022.

At the Annual Meeting, stockholders will vote on the following matters:

•

the election of eight director nominees to serve a one-year term expiring at the 2023 annual meeting of stockholders;

•

the approval, on an advisory basis, of the Company’s executive compensation, or the “Say on Pay” vote;

•

an advisory vote on how often the Company conducts the advisory “Say on Pay” vote;

•

the ratification of Grant Thornton LLP’s appointment to serve as our independent registered public accounting firm for fiscal year 2023; and

•

the transaction of any other business properly presented at the Annual Meeting.

The enclosed Proxy Statement contains other important information that you should read and consider before you vote. The Proxy Statement and annual report to stockholders and any other proxy materials are available at www.proxyvote.com. For additional related information, please refer to the “Important Notice Regarding the Availability of Materials for the Stockholder Meeting to be held on August 25, 2022” in the enclosed Proxy Statement.

INTERNET Visit the website on your proxy card
BY TELEPHONE Call the telephone number on your proxy card
BY MAIL Sign, date and return your proxy card in the enclosed envelope
AT THE MEETING Attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/CSWI2022
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Your vote is important. Even if you plan to attend the Annual Meeting, your prompt cooperation in voting in advance is greatly appreciated. Thank you in advance for voting and for your support of the Company.

By Order of the Board of Directors,

Luke E. Alverson
Senior Vice President,
General Counsel and Secretary

July 15, 2022

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.

Information About the Annual Meeting

Time and Place

Our Annual Meeting will be held as follows:

Time and Date	Location	Record Date
9:00 a.m., Central Time Thursday, August 25, 2022	Via live webcast at www.virtualshareholdermeeting.com/CSWI2022	July 8, 2022

Voting Matters

Proposal	Board’s Recommendation	Page Reference
1. Election of Directors	FOR each Director Nominee	12
2. Advisory Vote on Executive Compensation	FOR	26
3. Advisory Vote on Frequency of Advisory Vote on Executive Compensation	ONE YEAR (annual)	28
4. Ratification of Auditors	FOR	62

We may also transact any other business that may properly come before the Annual Meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration other than the matters described in this proxy statement.

Fiscal 2022 Performance Highlights

In fiscal 2022, we continued our successful track record of exceptional performance, delivering our second consecutive year of record revenue, operating income, EBITDA, and earnings per share. It also marked our fifth consecutive year of year over year increases in revenue and EBITDA. Our stated priorities of treating our employees well, serving our customers well, and managing our supply chains effectively drove record results in growth and profitability. Fiscal 2022 revenue reached $626 million, nearly 50% growth over the prior year, and of that total growth, half resulted from organic growth, and half came from our TRUaire and Shoemaker acquisitions. Fiscal 2022 EBITDA reached $133 million, or 46% growth over fiscal 2021. These outstanding accomplishments are attributable to our diversified business model, disciplined capital allocation, and commitment to operational excellence, which drove impressive operating leverage, despite unprecedented global disruption and turmoil.

During fiscal 2022, we executed on all aspects of our capital allocation strategy, investing $44 million with the Shoemaker acquisition in December 2021 and $16 million in capital expenditures. We returned $23.9 million of cash to our stockholders through our share repurchase program and dividends. Subsequent to fiscal year end, we increased our quarterly cash dividend by 13%, to $0.17 per share, and have remained active under our share repurchase program.

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Financial and Operational Performance

We achieved the following financial and operational results in fiscal 2022 (comparisons to fiscal 2021):

Revenues	Adjusted Operating Income*	Adjusted EPS*	Operating Cash Flow
$626.4m +49.4%	$101.3m +39.6%	$4.39 +30.7%	$69.1m +4.3%
	Adjusted EBITDA* $133.3m +46.0%	3-Year TSR 109.3%
* Reconciliation to GAAP amounts appear on Exhibit A.
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Board of Directors Highlights (page 13)

Current Board Members

Name	Age	Director Since	Occupation	Independent	Committee Memberships
					Audit	Comp & Talent Dev	Nom & Gov
Joseph B. Armes	60	2015	Chairman, CEO and President, CSW Industrials, Inc.
Michael R. Gambrell	68	2015	Former EVP, The Dow Chemical Company	•		•	◊
Bobby Griffin	55	2021	Chief Diversity, Equity & Inclusion Officer, Rockwell Automation	•		•	•
Terry L. Johnston	64	2017	Former EVP and COO, Commercial Segment, Lennox International	•	•		•
Linda A. Livingstone, Ph.D.	62	2015	President, Baylor University	•		•	•
Anne B. Motsenbocker	60	2022	Former Managing Director, J.P. Morgan Chase	•	•	•
Robert M. Swartz (Lead Independent Director)	70	2015	Former EVP and COO, Glazer’s Inc.	•	◊		•
J. Kent Sweezey	69	2016	Founding Partner, Turnbridge Capital, LLC	•	•	◊
Debra L. von Storch*	62	2020	Former Partner, Ernst & Young LLP	•		•
◊

Denotes Chair

*

As disclosed on the Form 8-K filed with the Securities and Exchange Commission on June 28, 2022, Ms. von Storch has indicated she will not stand for reelection at this Annual Meeting.

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Eight of our nine current Board members are nominated for re-election at the Annual Meeting. As shown below, our eight Director nominees strengthen our Board with their varied professional backgrounds and experiences.

Governance Highlights

Our Board of Directors is committed to sound governance practices, including the following:

Board Independence	• Seven of our eight director nominees are independent • Our CEO is our only management director
Board Composition
•

All Board members are elected annually

•

The Board annually assesses and evaluates its performance and the performance of its committees

•

The Nominating & Corporate Governance Committee leads the full Board in considering Board competencies in light of Company strategy

•

25% of our director nominees are female

Board Committees	• We have three committees — Audit; Compensation & Talent Development; and Nominating & Corporate Governance • All committees are composed entirely of independent directors
Leadership Structure
•

Our Board has a lead independent director that works closely with our Chairman, CEO and President in fulfilling responsibilities and duties

•

Among other duties, our lead independent director chairs executive sessions of the independent directors

Environmental, Social & Governance Oversight	• Our Nominating & Corporate Governance Committee oversees our Environmental, Social & Governance (ESG) Program
Risk Oversight
•

Our Board is responsible for enterprise risk oversight and has designated committees with specific oversight of certain key risks

•

Our Audit Committee oversees administration of the Company’s Enterprise Risk Management (ERM) Program for the assessment and mitigation of key risks

Open Communication
•

We encourage open communication and strong working relationships among the lead independent director, Chairman and other directors

•

Our directors have direct access to management and other employees

Stock Ownership	• Our directors and executive officers are subject to robust stock ownership requirements

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Stockholder Engagement

We are actively engaged with our investors. Our senior leaders participate in numerous industry and analyst conferences throughout the year, and we have dedicated resources to engage with all stockholders through a variety of mediums. The table below summarizes our engagement efforts in fiscal 2022.

Executive Compensation Highlights (page 30)

Executive Compensation Program Objectives and Elements

The Compensation Committee has designed our executive compensation program to support CSWI’s growth strategy. Our key executive compensation objectives are:

In furtherance of these objectives, the Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices. The following table summarizes these practices.

What We Do	What We Don’t Do
Promote a strong pay for performance plan design	No hedging, pledging, or short sales of stock permitted
Regularly benchmark executive compensation against peers of comparable size, complexity, and industry	No change in control excise tax gross-ups
Maintain meaningful stock ownership guidelines for our directors and executive officers	No option repricing without stockholder approval
Have double trigger requirements for cash payments following a change in control	No perquisites offered, other than those generally provided to all employees
Conduct an annual compensation risk review	No dividends paid and no voting rights on unvested performance-based equity awards
Provide reasonable and standardized benefits upon severance or change in control	No duplication of metrics in annual and long-term incentive plans
Engage an independent compensation consultant	No supplemental executive retirement plans
Maintain an incentive compensation “clawback” policy

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Our executive compensation program is based on the following foundational elements:

Element	Form	Compensation Objective Addressed
Base Salary	Cash	Reward Current Performance
Attract and Retain
Annual Incentive	Performance Cash Award	Stockholder Alignment
Reward Current Performance
Attract and Retain
Long-Term Equity Incentive	Performance Shares	Stockholder Alignment
Drive Future Performance
Attract and Retain

	Restricted Stock	Stockholder Alignment
Drive Future Performance
Attract and Retain

Fiscal 2022 Executive Total Target Compensation Mix

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Retention and Succession Arrangement with CEO (page 35)

In early calendar 2021, the Board and the Compensation Committee began to engage in strategic discussions focused on the necessity of retaining Mr. Armes’ service over a long-term period and the criticality of successful succession planning practices for the Company’s Chief Executive Officer role. These discussions were further supported by Mr. Armes’ exemplary performance and extraordinary contributions to shareholder value creation since the Company was created and eventually spun-off from Capital Southwest Corporation in September 2015. Among other things, he has recruited and assembled an impressive Board of Directors and executive team to lead the Company as a stand-alone public company, and created an “employee first” culture that emphasizes and rewards profitability and increasing shareholder value. Combined with a sharp focus on financial stewardship and a clear capital allocation strategy, Mr. Armes has led the Company to generate robust organic and inorganic growth while maintaining a strong balance sheet and financial stability through industry cycles.

As a result of the Board’s strategic discussions and with the support of NFP Consulting, the Compensation Committee’s independent compensation consultant, in April 2021, the Compensation Committee approved a long-term, special equity grant for Mr. Armes with a target value of $10,000,000, all of which is “at risk.” This award was thoughtfully and intentionally structured so that 60% of the target amount is performance based, consisting of performance shares and restricted stock units that vest based on achievement of specific, measurable performance goals that are tied directly to shareholder value creation and business continuity. Mr. Armes will not realize any compensation from this portion of the grant before the end of fiscal 2025, and then only to the extent performance goals are satisfied. The remaining 40% of the target amount is directly focused on Mr. Armes’ long-term retention, consisting of restricted stock that will not vest, in any amount (subject to limited exceptions), prior to April 2026, the fifth anniversary of the grant date.

The Compensation Committee believes these equity awards appropriately reflect Mr. Armes’ value to the Company and the Board’s confidence in Mr. Armes’ leadership. The Board further believes the awards are designed to achieve our long-term retention and succession-planning objectives to support the Company’s long-term strategy, all of which is consistent with the Company’s commitment to driving long-term shareholder value. The table below illustrates the vesting schedule for Mr. Armes’ special equity grant, which is discussed in further detail in the CD&A section of this Proxy Statement.

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Fiscal 2022 Executive Compensation Summary (page 52)

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph B. Armes Chairman, CEO & President	600,000	—	15,314,974	*	1,029,990	(6,486)	65,099	17,003,577
James E. Perry Executive VP, CFO	380,000	—	851,357		376,343	—	71,285	1,678,985
Donal J. Sullivan Executive VP & General Manager, Contractor Solutions	400,000	11,050	942,822		388,950	—	70,957	1,813,779
Luke E. Alverson Senior VP, General Counsel & Secretary	325,000	—	384,882		236,039	—	71,882	1,017,803
*

Includes a grant date fair value of $13,209,147 attributable to Mr. Armes’ special equity grant, consisting of: 31,496 shares of restricted stock ($4,419,519), 19,685 restricted stock units ($2,762,199), and 27,559 shares of performance units ($6,027,429). Disclosed value of awards differs from target value due to valuation assumptions per the accounting methodology. Please refer to the “Compensation Discussion and Analysis” section of this proxy statement and the “Summary Compensation Table” for additional detail.

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Proposal One:
Election of Directors

The Company’s Board currently consists of nine directors. Debra von Storch has indicated that she will not stand for re-election to the Board at the Annual Meeting due to personal and professional external commitments and is therefore not nominated for reelection. Ms. von Storch’s decision to not stand for re-election does not result from any disagreement with the Company on any matter, including relating to its operations, policies, or practices. Ms. von Storch joined our Board in January 2020 and served as Chair of our Audit Committee and as a member of the Compensation and Talent Development Committee. We thank Ms. von Storch for her distinguished service and the leadership she has provided to the Company during her tenure.

The Board has nominated Joseph Armes, Michael Gambrell, Bobby Griffin, Terry Johnston, Linda Livingstone, Anne Motsenbocker, Robert Swartz, and Kent Sweezey, whose terms of office are expiring at this 2022 Annual Meeting, to serve a one-year term that will expire at the 2023 annual meeting of stockholders. Following the 2022 Annual Meeting, the number of directors on the Board will reduce from nine to eight.

All the nominees were elected by stockholders at the 2021 annual meeting, except for Mr. Griffin, who was appointed by the Board in December 2021, and Ms. Motsenbocker, who was appointed by the Board in June 2022. Biographical information regarding the nominees is provided on the following pages.

Required Vote and Recommendation

Our Bylaws provide that, in an uncontested election, each director nominee will be elected by a majority of the votes cast in person or represented by proxy. This means that the number of shares cast “for” a nominee’s election must exceed the number of votes “withheld” from that nominee. If this were a contested election, the directors would be elected by a plurality of the votes cast, meaning the nominees receiving the largest number of “for” votes would be elected. For more information, see “General Voting and Meeting Information—Counting of Votes.”

Our Corporate Governance Guidelines provide that in an uncontested election, any incumbent director who does not receive the affirmative vote of a majority of the votes cast must tender his or her resignation promptly after such election. The remaining independent directors of the Board, giving due consideration to the best interests of CSWI and our stockholders, will then evaluate the relevant facts and circumstances and make a decision, within 30 days after election results are certified, on whether to accept the tendered resignation. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation. The Board may fill any vacancy resulting from a director’s accepted resignation.

The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” the election of these nominees unless you instruct otherwise or you withhold authority to vote for any one or more of the nominees. If any director is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute nominee. The nominees have indicated their willingness to serve as directors, and we have no reason to believe the nominees will not be able to stand for re-election.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NOMINEES TO SERVE AS DIRECTORS.

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Board of Directors — Biographical Information

Nominees to Serve a Term Expiring at the 2023 Annual Meeting of Stockholders

JOSEPH B. ARMES
Chairman of the Board, Chief Executive Officer & President, CSW Industrials
Age 60 Director since: September 2015	Professional Highlights:

Mr. Armes has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since September 2015, and as President of the Company since February 2018. Prior to the Company’s spin-off in September 2015 from Capital Southwest Corporation, Mr. Armes served as the Chief Executive Officer and President of Capital Southwest Corporation from June 2013 to September 2015, and as Chairman of the Board from January 2014 through August 2017.

Key Skills and Qualifications:

We believe Mr. Armes is well qualified to serve as a director due to his position as the Company’s Chief Executive Officer, which provides the Board with knowledge of the Company’s day-to-day operations. Mr. Armes also has broad executive and board leadership experience, finance and accounting expertise, compliance and governance expertise, and corporate development experience, all of which support the Company’s strategic growth plans.

	CSWI Board Committee(s)	Other Public Company Directorships:
	• None	• Switchback Energy Acquisition Corp. (2019-2021) • RSP Permian, Inc. (2013-2018) • Capital Southwest Corporation (2013-2017)

MICHAEL R. GAMBRELL
Former Executive Vice President, The Dow Chemical Company
Age 68 Director since: September 2015 INDEPENDENT	Professional Highlights:

Mr. Gambrell had a 37-year career at The Dow Chemical Company, a publicly traded chemicals company (now Dow, Inc.), most recently serving as an Executive Vice President and an advisor to the Chairman and CEO of Dow. During his time at Dow, Mr. Gambrell served on the company’s Executive Leadership Committee, Strategy Board, Sustainability Team, and Geographic Leadership Council, and he was an ex officio member of the board’s Environment, Health and Safety Committee. In 2012, Mr. Gambrell founded GamCo, LLC, a privately-held company providing advisory services to public, private equity, and start-up companies as well as non-profit organizations. He served as Chairman of the Campbell Institute from 2012 to 2015, and as a director and member of the Executive Committee and Strategic Planning Committee of the National Safety Council from 2011 to 2015.

Key Skills and Qualifications:

We believe Mr. Gambrell is well qualified to serve as a director due to his executive and board leadership experience and his extensive knowledge of the chemicals industry, which provide a global perspective and deep understanding of the Company’s products, customers, end markets, competitive landscape, and operational challenges and opportunities. In addition, Mr. Gambrell has extensive corporate development experience and integration expertise, as well as knowledge and experience in addressing health, safety and environmental issues, which provides the Board unique insight into the Company’s strategic growth plans.

	CSWI Board Committee(s):	Other Public Company Directorships:
	• Compensation & Talent Development • Nominating & Corporate Governance (Chair)	• TRW Automotive Inc. (2007-2015)

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BOBBY GRIFFIN
Chief Diversity, Equity & Inclusion Officer, Rockwell Automation
Age 55 Director since: December 2021 INDEPENDENT	Professional Highlights:

Mr. Griffin has served as Chief Diversity, Equity & Inclusion Officer of Rockwell Automation, Inc. since February 2021. Prior to that role and beginning in 2017, Mr. Griffin served as Vice President of Diversity and Inclusion at CBRE Group, Inc., and prior to that served as Global Director of Diversity and Inclusion at Flowserve Corporation. Additionally, Mr. Griffin held various human resources and business partner leadership positions in Fortune 100 companies, including Coca-Cola Enterprises and Merck & Co.

Key Skills and Qualifications:

We believe Mr. Griffin is well qualified to serve as a director due to his notable expertise in corporate culture, organizational health, diversity & inclusion, talent management, leadership development, and compensation and benefits, which provides the Board a valuable perspective on the Company’s core values and employee-centric culture. His experience also provides strategic insight into the Company’s leadership development, human capital management, and organizational design opportunities in support of the Company’s strategic growth plans.

CSWI Board Committee(s):
• Compensation & Talent Development • Nominating & Corporate Governance

TERRY L. JOHNSTON
Former Executive Vice President & COO, Commercial Segment, Lennox International
Age 64 Director since: January 2017 INDEPENDENT	Professional Highlights:

Mr. Johnston was Executive Vice President and Chief Operating Officer of the Commercial Segment of Lennox International Inc., a leading international provider of heating and cooling systems and technologies for residential and commercial applications, from 2013 until October 2019. Before assuming that position, Mr. Johnston held roles of increasing responsibility with Lennox International from the time he joined the company in 2001. Prior to his time with Lennox International, Mr. Johnston spent 20 years with General Electric Company, serving primarily in marketing and commercial leadership roles.

Key Skills and Qualifications:

We believe Mr. Johnston is well qualified to serve as a director due to his executive leadership experience and extensive knowledge of the Company’s served industrial markets. In addition, Mr. Johnston has extensive strategic planning experience and operational and commercial expertise, which provides the Board with a global perspective and positions him well to support the Company’s growth strategy and manufacturing optimization focus.

CSWI Board Committee(s):
• Audit • Nominating & Corporate Governance

LINDA A. LIVINGSTONE, PH.D.
President, Baylor University
Age 62 Director since: September 2015 INDEPENDENT	Professional Highlights:

Dr. Livingstone is President of Baylor University, a position she has held since June 2017. From August 2014 through May 2017, she served as Dean of The George Washington University School of Business, and she previously served as Dean of the Graziadio School of Business and Management at Pepperdine University for twelve years. Dr. Livingstone began her academic career at Baylor University, where she served for eleven years as an Assistant and then Associate Professor of Management, which included serving for four years as Associate Dean for Graduate Programs. Dr. Livingstone currently serves on the Board of Directors and as a member of the Executive Committee for each of the American Council on Education and the Big 12 Conference. She also serves on the NCAA Board of Governors and the NCAA Division 1 Board of Directors, as well as the Board of Directors of Independent Colleges and Universities of Texas.

Key Skills and Qualifications:

We believe Dr. Livingstone is well qualified to serve as a director due to her extensive leadership experience as an administrator and educator in the field of business administration, which provides the Board a valuable perspective on organizational development, corporate governance, information security, executive compensation and leadership development matters.

CSWI Board Committee(s):
• Compensation & Talent Development • Nominating & Corporate Governance

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ANNE B. MOTSENBOCKER
Former Managing Director, J.P. Morgan Chase
Age 60 Director since: June 2022 INDEPENDENT	Professional Highlights:

Ms. Motsenbocker is a former Managing Director of J.P. Morgan Chase, a global financial services company. She retired from J.P. Morgan Chase in February 2021 after a 36-year career with the firm, serving most recently as Managing Director and senior leader of the Southwest Region of the Commercial Bank. In prior leadership roles with J.P. Morgan Chase, she served as National Head of Multinational Corporations, Chairman of Dallas Market Leadership, President of Dallas Region Middle Market Banking, and Head of the Dallas Region of the Private Bank. Since 2016, Ms. Motsenbocker has served as a director of Children’s Health System of Texas, one of the nation’s largest pediatric healthcare systems, where she serves on the Audit Committee and previously served as the chair of the HR and Compensation Committee. Since 2021, she has also served on the board of the United Way Foundation of Metropolitan Dallas.

Key Skills and Qualifications:

We believe Ms. Motsenbocker is well qualified to serve as a director due to her executive and board leadership experience and her strategic and financial acumen. Ms. Motsenbocker’s extensive experience advising companies in the development and implementation of capital strategies, managing risk, achieving operational excellence, and growing organically and inorganically positions her well to support the Company’s strategic growth plans.

	CSWI Board Committee(s):	Other Public Company Directorships:
	• Audit • Compensation & Talent Development	• U.S. Physical Therapy, Inc. (2022-Present)

ROBERT M. SWARTZ
Former Executive Vice President & COO, Glazer’s, Inc.
Age 70 Director since: September 2015 Lead Independent Director since: September 2015 INDEPENDENT	Professional Highlights:

From January 2011 until June 2016, Mr. Swartz served as the Executive Vice President and Chief Operating Officer for Glazer’s, Inc., a privately-held distributor of wines and spirits, prior to Glazer’s combination with Southern Wine and Spirits. For the remainder of 2016, Mr. Swartz oversaw the integration of the combined company, Southern Glazer’s Wine and Spirits of America. Since January 2017, Mr. Swartz has served as a member of the board of managers of Glazer’s Beer & Beverage, LLC. Since 2018, Mr. Swartz has been a partner in Northaven Capital Partners, a lower middle market private equity firm focused on businesses headquartered in the southwestern U.S. Additionally, Mr. Swartz served in various executive positions at Centex Corporation from 1999 to 2007.

Key Skills and Qualifications:

We believe Mr. Swartz is well qualified to serve as a director due to his experience and expertise in corporate development, finance, and accounting. Mr. Swartz also has extensive executive and board leadership experience as well as deep operational expertise that provides the Board with insight into the Company’s operations and leadership development opportunities.

	CSWI Board Committee(s):	Other Public Company Directorships:
	• Audit (Chair) • Nominating & Corporate Governance	• Resolute Energy Corporation (2009-2015)

J. KENT SWEEZEY
Founding Partner, Turnbridge Capital, LLC
Age 69 Director since: December 2016 INDEPENDENT	Professional Highlights:

Mr. Sweezey is a founding partner of Turnbridge Capital, LLC, an energy services, equipment and infrastructure-focused private equity firm, which was founded in 2008. He currently serves as a member of the board of directors of Impact Selector, Inc., a privately-held company. Prior to co-founding Turnbridge Capital, Mr. Sweezey served as the Managing Partner of Centre Southwest Partners, LLC, a middle-market private equity firm focused primarily on energy services and equipment-related investments. Prior to his time with Centre Southwest Partners, Mr. Sweezey was with Donaldson, Lufkin & Jenrette (“DLJ”) and its successor firm, Credit Suisse First Boston, where he focused on transactions in the energy sector, as well as in the consumer products, building products, and manufacturing sectors. Mr. Sweezey was also involved in DLJ’s early principal investing activities through its investments in Seven-Up Company, Dr Pepper/Seven-Up Companies, and Dr Pepper Bottling Company of Texas, where he served on the board of directors from 1989 to 1999.

Key Skills and Qualifications:

We believe Mr. Sweezey is well qualified to serve as a director due to his executive leadership experience, strategic acquisition and financial expertise, and governance expertise. His extensive experience in corporate development matters positions him well to support the execution of the Company’s growth strategy and capital allocation plans.

CSWI Board Committee(s):
• Audit • Compensation & Talent Development (Chair)

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The Board and Committees

Governance Overview

The Board has a responsibility to oversee the Chief Executive Officer and other members of senior management in the competent and ethical operation of the Company and to ensure that our stockholders’ best interests are being served. To meet this responsibility, the Board has established Corporate Governance Guidelines designed to promote effective oversight of the Company’s business affairs. The Board monitors and updates these Guidelines periodically as it deems appropriate.

As discussed in this section of the proxy, the Guidelines cover a range of matters, including:

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the director selection process;

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the composition of the Board and its committees;

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the review and evaluation of the Chief Executive Officer;

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succession planning and management development;

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director compensation;

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the review of individual directors and the Board’s performance; and

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independence requirements and age limits and other restrictions for directors.

The Corporate Governance Guidelines are available on the Company’s website at www.cswindustrials.com under the “Investors — Corporate Governance” caption.

Board Independence

Our Corporate Governance Guidelines require that a majority of the Board members satisfy applicable independence requirements set forth in NASDAQ listing rules and under applicable law. Only those directors who have no material relationship with the Company (except in their role as a director) are deemed independent. The Board has determined that, other than Mr. Armes, who is the Company’s Chairman, Chief Executive Officer and President, each member of the Board meets the independence standards set forth in the applicable rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ.

Board Leadership Structure

The Board’s current leadership structure is characterized by:

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An engaged, qualified and independent Board;

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A combined Chairman of the Board and Chief Executive Officer;

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An independent, highly experienced Lead Independent Director with well-defined responsibilities that support and facilitate the Board’s oversight responsibilities; and

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A strong committee structure consisting entirely of independent directors with well-defined authority and risk oversight responsibilities.

The Board has appointed Mr. Swartz as the lead independent director of the Board. The lead independent director serves an important leadership and oversight role by providing input on the Board’s annual schedule and collaborating with the Chairman and CEO on the agendas for all Board meetings. Additionally, the lead independent director provides support and advice to the Chairman and CEO, reinforcing the Chief Executive Officer’s reporting relationship and accountability to the Board.

The Board believes it is important to retain flexibility to allocate the responsibilities of the positions of Chairman of the Board and Chief Executive Officer in a manner that it believes is in the best interests of the Company and its stockholders. The Board does not have a policy mandating that the Chief Executive Officer should or should not also serve as Chairman. Rather, the Board considers this issue as part of the CEO succession planning process, and decides based on its evaluation of current circumstances and the needs of the Company at the time it is considering candidates for the CEO role. Based on Mr. Armes’ significant knowledge of the Company, the Board has concluded that combining the roles of Chairman and Chief Executive Officer, along with the presence of a strong lead independent director, is in the best interests of the Company and its stockholders at this time to promote the pursuit of the Company’s business objectives and strategic growth plans.

Lead Independent Director Responsibilities

• Provide leadership to the independent Board members

• Provide support and advice to the Chairman and CEO

• Preside over executive sessions of the independent Board members

• Collaborate with the Chairman and CEO on Board meeting agendas

• Oversee director recruiting

• Coordinate the Board’s self-assessment processes

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Board Diversity

NASDAQ listing rules require the Company to present the Board’s diversity statistics. The Board Diversity Matrix below presents the Board’s current diversity statistics in the format prescribed by NASDAQ rules. As reflected in the matrix, Dr. Livingstone, Ms. Motsenbocker, and Ms. von Storch are female, and Mr. Griffin is African-American or Black. As previously noted, at the conclusion of the 2022 Annual Meeting, Ms. von Storch’s service as a Board member will end.

Board Diversity Matrix (As of June 30, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board’s Role in Risk Oversight

The Company’s Chief Executive Officer and other members of senior management are responsible for the ongoing assessment and management of the risks the Company faces. These enterprise risks are formally assessed annually by management as part of the Company’s robust Enterprise Risk Management program. At least annually, the Board—both as a whole and through its committees—oversees the Company’s risk profile and management’s policies and processes for assessing and managing risk. Responsibilities for risk management are allocated generally as set forth below.

The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility.

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Board Self-Evaluation

Our Board has conducted an annual self-evaluation since CSWI became an independent public company. The self-evaluation is designed to assess whether the Board and its committees are functioning effectively. Individual Board committees also conduct annual self-evaluations for the same purpose. These evaluations focus on the performance of the Board or the committee, as applicable, as a unit, rather than the performance of any individual director. The Nominating & Corporate Governance Committee (“N&CG Committee”) oversees our annual self-evaluation process, which is illustrated below. The Board believes this annual self-evaluation process supports its effectiveness and continuous improvement.

Director Attendance at Meetings

Board members are expected to devote the time necessary to appropriately discharge their responsibilities and to rigorously prepare for and, to the extent possible, attend and participate in all Board meetings and meetings of Board committees on which they serve. Executive sessions of non-employee directors are normally held at each regular Board meeting. Any non-employee director may request that additional executive sessions be scheduled. In fiscal 2022, the Board held six meetings, and each director attended 100% of the meetings of the Board and the committees on which he or she served during the period for which he or she was a director.

The Company encourages all directors to attend the annual meeting of stockholders, though we do not have a specific policy with respect to director attendance. All of the Company’s then-current directors attended the 2021 annual meeting of stockholders.

Age and Term Limits

Our Corporate Governance Guidelines provide that no individual may be nominated to stand for election or reelection to the Board if they would reach the age of 73 before the date of election. We do not have term limits, as our Board believes such limits work against retaining the valued contributions of directors who have developed increasing insight into the Company and its operations over time.

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Limits on Other Board Service

Board members are expected to ensure that their other commitments do not materially interfere with their service as a director. To that end, we expect that directors will not serve on more than three other public company boards. Directors must advise the Chairman of the Board and the Chair of the N&CG Committee before accepting an invitation to serve on the board of directors or similar body of another company.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with the Board directly by writing to: Robert Swartz, Lead Independent Director, c/o CSW Industrials’ Corporate Secretary, CSW Industrials, Inc., 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. All such communications will be delivered to our lead independent director.

Board Composition

What We Look for in Director Candidates

Before considering director nominee candidates, the N&CG Committee assesses whether the Board’s current size and composition are appropriate and whether any vacancies on the Board are expected due to retirement, age limits or other factors. If additional directors are needed or vacancies are anticipated or otherwise arise, the N&CG Committee utilizes a variety of methods for identifying and evaluating possible nominees.

The Company’s Corporate Governance Guidelines establish the criteria for Board membership. As a starting point, the N&CG Committee assesses a director candidate’s judgment, skill, diversity, integrity, experience with business and other organizations of comparable size, and the interplay of the candidate’s experience with the experience of current Board members. In evaluating these characteristics, including diversity, the Board considers individual qualities and attributes, such as educational background, professional skills, business experience, and cultural viewpoint, as well as more categorical diversity metrics, such as race and ethnicity, gender, and age. The Board considers whether this evaluation process is effective in promoting diversity during its annual self-assessment process.

How We Identify Director Candidates

The N&CG Committee considers various potential director candidates who come to their attention through professional search firms, current Board members, stockholders or other sources. A stockholder who wants to recommend a candidate for election to the Board should submit a written notice, as required by the Company’s Bylaws, including the candidate’s name and qualifications to our Corporate Secretary, who will refer the recommendation to the N&CG Committee. The N&CG Committee may require any stockholder-recommended candidate to furnish such other information as may reasonably be required to determine the candidate’s eligibility or to assist in evaluating the candidate. The N&CG Committee also may require the submission of a fully completed and signed Questionnaire for Directors and Executive Officers on the Company’s standard form and a written consent by the stockholder-recommended candidate to serve as a director, if so elected.

All identified candidates, including stockholder-recommended candidates, are evaluated by the N&CG Committee using generally the same methods and criteria, although those methods and criteria may vary from time to time depending on the N&CG Committee’s assessment of the Company’s needs and current situation.

Board Committees

The Board maintains an Audit Committee, a Compensation & Talent Development Committee (“Compensation Committee”), and a N&CG Committee. Only independent directors are eligible to serve on these standing Board committees. Each committee is governed by a written charter, all of which are available on the Company’s website at www.cswindustrials.com under “Investors — Corporate Governance.”

The Board has determined that all members of all committees meet the independence standards of the SEC and NASDAQ, including the heightened independence requirements for certain committee members.

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Audit Committee

Members and Other Information	Primary Oversight Responsibilities
Committee Chair: Robert Swartz Other Members: Terry Johnston Anne Motsenbocker J. Kent Sweezey 5 Meetings in Fiscal 2022
•

Engage the Company’s independent auditors and approve the scope of the annual external audit

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Approve any audit and non-audit services provided by the independent auditor

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Meet regularly with the independent auditors in executive session to discuss audit reports and auditor recommendations on a confidential basis

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Oversee financial reporting processes, including the integrity of the Company’s financial statements and compliance with legal and regulatory requirements

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Oversee internal controls matters, which includes information security and cybersecurity risk

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Oversee the Company’s compliance program, including the Company’s Code of Business Conduct and Ethics

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Oversee management’s administration of the Enterprise Risk Management program

The Board has determined that Mr. Swartz qualifies as an audit committee financial expert under SEC rules. The Board has also determined that all members of the Audit Committee are financially sophisticated within the meaning of NASDAQ’s corporate governance requirements.

Nominating & Corporate Governance Committee

Members and Other Information	Primary Oversight Responsibilities
Committee Chair: Michael Gambrell Other Members: Bobby Griffin Terry Johnston Linda Livingstone Rob Swartz 4 Meetings in Fiscal 2022
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Identify and recommend candidates for membership to the Board

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Recommend to the Board candidates for Chairman of the Board and Chief Executive Officer

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Manage risks associated with Board independence and potential conflicts of interest

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Establish corporate governance principles and policies, including overseeing the Company’s Corporate Governance Guidelines

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Oversee the Company’s ESG program and related initiatives

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Oversee the Board and committee self-evaluation process

Compensation & Talent Development Committee

Members and Other Information	Primary Oversight Responsibilities
Committee Chair: J. Kent Sweezey Other Members: Michael Gambrell Bobby Griffin Linda Livingstone Anne Motsenbocker Debra von Storch 5 Meetings in Fiscal 2022
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Establish executive compensation for the Company’s officers, including compensation philosophy

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Oversee risk management related to the Company’s executive compensation programs

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Administer the Company’s equity and incentive compensation plan

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Review management succession plans and talent development

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Oversee the Company’s Diversity & Inclusion program and related initiatives

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Recommend changes in director compensation to the Board

Oversight of the Executive Compensation Program

The Compensation Committee administers our executive compensation programs and has overall responsibility for setting the compensation for our CEO and Named Executive Officers. Consistent with NASDAQ corporate governance requirements, the Compensation Committee is composed entirely of independent, non-employee members of the Board.

The Compensation Committee is also responsible for reviewing management succession plans and for recommending changes in director compensation to the Board. The Compensation Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The Compensation Committee also prepares and issues the Compensation & Talent Development Committee Report included in this proxy statement.

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The Compensation Committee has retained NFP Consulting (“NFP”) as its independent executive compensation consultant. NFP assists and advises the Compensation Committee on certain aspects of our executive compensation program, and it provides no other services to the Company. The services NFP provides include:

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providing and analyzing competitive market compensation data;

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analyzing the effectiveness of executive compensation programs and making recommendations, as appropriate;

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analyzing the appropriateness of the compensation comparator group (discussed below); and

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evaluating how well our compensation programs adhere to the philosophies and principles stated below under “—Executive Compensation Program Objectives and Principles.”

Compensation Committee Interlocks and Insider Participation

During fiscal 2022, the members of the Compensation Committee included Mr. Sweezey (current Chair), Mr. Gambrell, Mr. Griffin, Dr. Livingstone (former Chair), Ms. von Storch, and former director Bill Quinn (retired August 2021). None of the members of the Compensation Committee were formerly an officer of the Company or were at any time during fiscal 2022 an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Board of Directors Compensation

2022 Director Compensation Elements

In fiscal 2022, the Compensation Committee conducted a review of non-employee director compensation levels and elements, the structure of which had been in place since fiscal 2019. As part of the review, the Compensation Committee analyzed data prepared by NFP, the Compensation Committee’s independent consultants, that showed competitive director compensation levels among the market generally and among the Company’s compensation peer group, which is discussed under “Executive Compensation—Executive Compensation Program Principles.”

As a result of this review, the Board approved the following changes to non-employee director compensation levels and elements:

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Eliminated meeting fees for the Board and all committees;

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Increased the annual cash retainer from $60,000 to $75,000 to align with market median, which also had the effect of offsetting the elimination of meeting fees and kept overall cash compensation generally consistent;

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Increased the target value for equity compensation from $85,000 to $100,000 to align with market median; and

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Made market-driven adjustments to annual retainers for Board leadership roles.

The following table shows the non-employee director compensation elements approved for fiscal 2022:

Director Fee Element	Fees ($)
Annual Cash Retainer	75,000
Equity Compensation (target value)	100,000
Lead Independent Director Retainer (annual)	25,000
Audit Committee Chair Retainer (annual)	20,000
Compensation Committee Chair Retainer (annual)	15,000
N&CG Committee Chair Retainer (annual)	10,000

The equity portion of non-employee director compensation is provided in the form of restricted stock of the Company having a target value of $100,000 on the date of grant. This equity grant value was established in fiscal 2022 and was based on competitive benchmarking and market analysis in consultation with NFP. The Company typically makes these annual non-employee director equity grants on October 1 of each year (grant values are prorated if a director joins the Board mid-year). The restricted stock, which fully vests on the earliest of one year from the date of grant, the termination of the director’s service due to death or disability, or a change in control, has full voting rights and is eligible to receive dividends (if any are paid) from the date of grant.

Directors are also eligible to receive special additional compensation when performing services that are determined by the Board to be well above and beyond the normal director service requirements. The Board has not set a compensatory rate for these services, and no fees were paid for this purpose in fiscal 2022.

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Stock Ownership Guidelines

Under the Company’s Common Stock Ownership and Retention Guidelines, all non-employee directors are expected to own shares of Company common stock with a value equal to at least five times the annual cash retainer (currently $375,000) by their fifth anniversary of Board service. As of March 31, 2022, all non-employee directors were in compliance with Company ownership guidelines.

2022 Director Compensation Table

The following table sets forth certain information with respect to our non-employee director compensation for the fiscal year ended March 31, 2022. Compensation information for Mr. Armes is set forth below under “Executive Compensation—Summary Compensation Table.” Mr. Armes did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)(2)	Total ($)
Michael Gambrell	89,989	100,024		190,013
Bobby Griffin(3)	28,410	83,390		111,800
Terry Johnston	87,000	100,024		187,024
Linda Livingstone	89,011	100,024		189,035
Anne Motsenbocker(4)	–	–		–
William Quinn (former director)(5)	42,217	–		42,217
Robert Swartz	114,011	100,024		214,035
Kent Sweezey	92,978	100,024		193,002
Debra von Storch	93,957	100,024		193,981
(1)

Eligible non-employee directors received an annual equity grant of 765 shares of restricted stock on October 1, 2021. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation — Stock Compensation,” and are calculated using a price per share of $130.75, the closing market price of the Company’s common stock as quoted by NASDAQ on the date of grant. Assumptions used in the valuations are discussed in Note 6 to the Company’s audited consolidated financial statements for the year ended March 31, 2022, in the Annual Report on Form 10-K filed with the SEC on May 18, 2022.

(2)

The current non-employee directors each had 765 shares of restricted stock outstanding at March 31, 2022, except for Mr. Griffin, whose initial grant was prorated based on partial-year service. The non-employee directors did not have any stock option awards outstanding at March 31, 2022.

(3)

Mr. Griffin joined the Board on December 1, 2021. He received a pro-rated grant of restricted stock upon joining the Board.

(4)

Ms. Motsenbocker joined the Board in June 2022, after year end.

(5)

Mr. Quinn retired from the Board effective August 25, 2021; compensation amounts shown are through the date of retirement.

Corporate Sustainability, Culture & Compliance

Environmental, Social and Governance Matters

CSWI’s Environmental, Social, and Governance (ESG) strategy is based on our belief that long-term stockholder value, sustainable growth, and social responsibility are interrelated. Corporate responsibility lies at the heart of our culture and speaks directly to our core values of Accountability, Citizenship, Teamwork, Respect, Integrity, Stewardship, and Excellence. Driven by our executive leadership team, sustainability influences how we operate our business, take care of our people, and serve our customers. Our ESG initiatives are aligned with and inform the long-term strategies of our operating companies and corporate center. Additionally, ESG-related enterprise risks and opportunities are identified and addressed through our strategic processes, helping further align our initiatives and strategy.

Corporate Sustainability lies at the heart of our culture and speaks directly to our core values of Accountability, Citizenship, Teamwork, Respect, Integrity, Stewardship, and Excellence

Our Board’s proactive engagement and oversight on ESG matters is demonstrated in the following ways:

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Our N&CG Committee has primary oversight responsibility for our ESG program.

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Our Board and its committees engage at least quarterly with our executive team members having responsibility to present and discuss various ESG topics. In the past year, management has presented to the Board and its committees on initiatives such as business continuity, environmental compliance, employee health and safety, gender pay equity, diversity and inclusion, and employee welfare programs.

•

Our Audit Committee and Board have direct engagement with ESG risk areas through our robust Enterprise Risk Management (“ERM”) program.

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Commitment to Environmental Stewardship

We are committed to being good stewards of the environment. We demonstrate our commitment by actively working to reduce the environmental impact of our operations and by providing environmentally responsible products and services to our customers. Our products help protect and reduce emissions from industrial systems and mission-critical equipment; improve the energy efficiency and resource consumption of HVAC/R, plumbing, and electrical systems; and make commercial and residential buildings safer for occupants and their surrounding communities. Additionally, certain manufacturing facilities within our operating companies are ISO 14001 certified.

In the last year, we have made progress on many environment-focused initiatives, which have included:

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Reducing overall energy consumption as a percentage of sales and increasing the amount of consumed electricity that is generated from renewable sources, such as solar and wind

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Reducing the amount of scrap and non-recyclable waste generated by our operations by increasing the use of rework and recycled materials

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Increasing ISO 14001 certification at manufacturing facilities

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Expanding LEED certifications for product categories

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Reducing the usage of PVC material in produced products

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Increasing usage of CSWI-produced environmentally-friendly lubricants in manufactured mechanical products

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Reducing hazardous waste generation as a percentage of finished goods

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Continuing and increasing our efforts to improve air quality by reducing VOC emissions

As we look forward, we are focused on making the environmental initiatives of our various operating companies more coordinated and standardized. This will help us provide more disclosure about these initiatives and align such disclosures with the SASB Industrial Machinery and Goods and Chemicals Reporting Standards.

Commitment to Our Employees and Communities

At CSWI, how we succeed matters. We live out our commitment to doing the right things the right way by first taking care of the health, safety, and wellbeing of our employees—our most valuable asset. We view this duty holistically and address it on multiple fronts, including through competitive total rewards compensation; comprehensive benefits and retirement plans, including employer-funded healthcare coverage and defined contribution benefit plans with profit sharing; health and safety training and programs; and training and development, including job skills and compliance training, leadership training, and advancement opportunities.

In fiscal 2022, we demonstrated our commitment to our employees in numerous ways, including:

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Continued to promote equal employment opportunities in all our operations, which begins with employee recruiting process and continues through our employees’ relationship with the Company

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Continued to provide Company-subsidized medical, dental, vision, life, short-term and long-term disability insurance plans, as well as paid supplemental life and accident insurance plans

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Assessed employee engagement through targeted surveys, providing feedback on subjects including safety, communications, diversity and inclusion, performance management, development opportunities, respect and recognition and management support, with 93% of our employees participating in our fiscal 2022 survey.

•

Provided over 8,400 hours of training and professional development

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Achieved a Company-wide voluntary retention rate well in excess of manufacturing industry averages

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Held our second annual Safety Awareness Month with supplemental training

Demonstrating the effectiveness of our safety focus, we improved our Total Recordable Incident Rate (“TRIR”) almost 60% year over year, achieving a TRIR of 1.3 at the end of calendar 2021, compared to a TRIR of 3.2 at the end of calendar 2020. Through the first three months of calendar 2022 (the end of our fiscal year), we further improved our TRIR to 1.2, demonstrating our consistent, sharp focus on safety performance.

In fiscal 2022, we maintained our comprehensive and competitive retirement and benefit programs. Since our inception, we have provided a 100% match of employee contributions to our 401(k) plan up to 6% of compensation, as well as an additional 7% to 11% of eligible compensation each year through profit sharing benefit programs, including our Employee Stock Ownership Plan, which strongly aligns our employees’ interests with those of our stockholders. This equates to 13% to 17% of each employee’s annual eligible compensation that we invest to help provide a safe, secure, and dignified retirement for our people.

Commitment to Sound Governance Practices

Sound governance practices are foundational to any high performing organization. We believe the principles and policies described throughout this proxy statement clearly demonstrate our commitment to thoughtful, value-focused governance that helps us effectively manage our enterprise risks and ultimately preserve and create stockholder value.

Our ERM program, which is overseen by our Audit Committee, supports our efforts in this area. Since our inception, our ERM program has begun with an annual risk assessment survey. Near the end of each calendar year, approximately 30 key leaders across our organization receive a focused questionnaire that they use to provide feedback on a universe of enterprise risks covering six distinct risk categories: Strategic; Financial; Legal & Compliance; Operational; IT & Systems; and Talent Management.

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In the survey, each risk is evaluated on impact, likelihood of occurrence, and controls effectiveness. The survey results are compiled and calibrated, which produces a prioritized list of inherent and residual enterprise risks. Once these enterprise risk priorities are established, a “dashboard” for each risk is developed that identifies the risk owner, what we are doing to prevent or mitigate the risk, how we can improve our prevention or mitigation efforts, and key risk indicators. This process is completed in our first fiscal quarter of the year, which enables the annual ERM program results to inform and be incorporated into our strategic planning efforts.

Integrity and Ethics

Our core values form the foundation for our decentralized, entrepreneurial culture, and our Code of Business Conduct represents our shared commitment to living out these core values with the highest level of ethical conduct. All our employees across the globe, including our executive officers, are required to abide by our Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct covers many topics, including conflicts of interest, anticorruption, financial reporting, confidentiality, insider trading, antitrust and competition law, cybersecurity and information security, appropriate use of social media, and respect in the workplace. All employees receive on-line and in-person training on all topics addressed in our Code of Business Conduct every year, and they are required to certify that they will comply with the Code.

Employees are required to report any conduct that they believe in good faith violates our Code of Business Conduct. Through our Ethics Hotline, the Audit Committee has adopted procedures to receive and address complaints related to accounting policy, internal controls, auditing matters or fraud, and to enable the confidential and anonymous submission by employees or others of concerns relating to questionable accounting or auditing matters. Information on how to submit any such communications through our Ethics Hotline is on the Company’s website at www.cswindustrials.com under the “Investors — Corporate Governance” caption, and also is available through cswindustrials.ethicspoint.com. Our Senior Vice President and General Counsel, who serves as our chief compliance officer, reports directly to the Audit Committee on compliance matters, and periodically updates the Audit Committee on compliance with the Company’s Code of Business Conduct, including the overall effectiveness of the Company’s compliance program.

Our integrity and compliance program also includes, among other elements, a Supplier Code of Business Conduct that extends to our operating companies’ global supply chains. The Supplier Code of Business Conduct reinforces our expectation that suppliers will live up to our high standards of integrity and compliance, including our policies regarding Conflict Minerals, Human Trafficking, and Environmental, Health and Safety. Suppliers are monitored according to these standards, and if found to be deficient, are issued a corrective action plan or are replaced.

Certain Relationships and Related Transactions

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the N&CG Committee reviews transactions subject to the policy and determines whether to approve or ratify those transactions. In doing so, the N&CG Committee takes into account, among other factors it deems appropriate, whether a transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the N&CG Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full N&CG Committee for its review in connection with each regularly scheduled N&CG Committee meeting.

The N&CG Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in NASDAQ’s listing standards and the Company’s director independence standards; and

•

charitable contributions, grants or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

The N&CG Committee was not requested to and did not approve any transactions required to be reported under applicable SEC rules in fiscal 2022.

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Executive Officers

The following sets forth information about the Company’s executive officers. Information for Mr. Armes, who is both Chairman of the Board and an executive officer of the Company, is presented above under “Board of Directors—Biographical Information—Nominees to Serve a Term Expiring at the 2022 Annual Meeting of Stockholders.”

Name	Age	Year Joined CSWI	Position With the Company	In Position Since
Joseph B. Armes	60	2015	Chairman, CEO & President	2015
James E. Perry	51	2020	Executive VP, CFO	2020
Donal J. Sullivan	59	2015	Executive VP & GM, Contractor Solutions	2020
Luke E. Alverson	44	2016	Senior VP, General Counsel and Secretary	2016

James E. Perry has served as Executive Vice President and Chief Financial Officer since June 2020. From 2004 through May 2020, Mr. Perry served in senior financial leadership roles with Trinity Industries, a publicly held, diversified industrial company, including serving as Chief Financial Officer from May 2010 to February 2019. From 2001 to 2004, Mr. Perry served in senior financial leadership roles at RMH Teleservices, a telemarketing and customer service company, including serving as Chief Financial Officer. Mr. Perry began his career at JP Morgan Chase & Co. in the investment banking division, and he also served in a consulting group within Ernst & Young LLP.

Donal J. Sullivan has served as Executive Vice President & General Manager, Contractor Solutions since May 2020, and previously served as Senior Vice President & General Manager, Industrial Products from January 2016, and was appointed as an executive officer of the Company in March 2019. From May 2015 to January 2016, Mr. Sullivan was the Chief Operating Officer for RectorSeal, one of the Company’s operating subsidiaries. From October 2010 to April 2015, he served as Division President of Goodman Global, a member of the Daikin Group, a leading global HVAC manufacturer. Prior to 2005, Mr. Sullivan held a variety of management positions at Carrier Corporation, a leading heating, air-conditioning and refrigeration solutions company, including sales, product management and general management.

Luke E. Alverson has served as Senior Vice President, General Counsel and Secretary since February 2016. From May 2008 to February 2016, he held roles of increasing responsibility with Flowserve Corporation, a leading global manufacturer of fluid motion control products and provider of related services, serving most recently as Vice President, Corporate Legal Services and Assistant Secretary. Prior to 2008, Mr. Alverson was associated with the law firms of Vinson & Elkins, LLP in Dallas, Texas, and Hallett & Perrin, P.C., in Dallas, Texas.

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Proposal Two:

Advisory Vote on Executive Compensation

The Board is providing stockholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers pursuant to Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers. We currently hold annual “Say on Pay” votes.

The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the Compensation Committee or the Board. This vote will not affect any compensation already paid or awarded to any Named Executive Officer, nor will it change any decisions the Board has made. Nonetheless, the Compensation Committee and the Board will review and carefully consider the outcome of this advisory vote when making future decisions regarding our executive compensation programs and policies.

We design our executive compensation programs to implement our core objectives of attracting and retaining key leaders, rewarding current performance, driving future performance, and aligning the long-term interests of our executives with those of our stockholders. Stockholders are encouraged to read the Compensation Discussion & Analysis (“CD&A”) section of this proxy statement, including the “Executive Summary.” In the CD&A, we describe our compensation programs, including the underlying philosophy and strategy, the individual elements of compensation, and how our compensation plans are administered. We also describe how the Compensation Committee continues to evolve our executive compensation program based on stockholder feedback.

We believe stockholders should consider the following financial performance data and compensation design elements when voting on this proposal:

•

Concerning our annual incentive plan, the consolidated operating income performance metric was 106% of target, resulting in a payout of 121% of target for that metric, and the operating cash flow performance metric was 81% of target, resulting in a payout of 63% of target for that metric. Combined, this resulted in a weighted average financial performance metric payout of 109.4% of target for the consolidated CSWI metrics.

•

On average, the Named Executive Officers had 74.7% (or 81.1% in the case of the CEO) of their target pay “at risk,” or dependent upon both Company and individual performance.

•

Maximum payout levels for the annual cash incentive award are capped at 200% of target, with formulaic positive or negative adjustment for financial and individual performance, and the performance share award payouts are capped at 200% of target. These caps moderate total compensation amounts and reduce the incentive to engage in unnecessarily risky behavior.

•

The annual cash incentive award and the performance share award have threshold performance requirements, ensuring that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved.

•

Our officers are subject to stock ownership guidelines, which further encourage a long-term focus on sustainable performance and align our officers’ interests with those of our stockholders.

•

Our officers are prohibited from pledging Company stock or engaging in transactions designed to hedge the value of the Company’s stock.

•

Our officers, along with all of our U.S. employees, participate in our Employee Stock Ownership Plan, through which approximately 4% of our Company is owned by our employees, serving to align our collective interests.

•

The Company does not provide perquisites to executive officers, other than those generally provided to all employees.

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices promoting our core objectives. Further, the Board and the Compensation Committee took into account the results of the 2021 Say on Pay vote and other stockholder feedback and continued to evaluate the Company’s compensation practices for fiscal 2022. For additional information, see “— Executive Summary — Executive Compensation Program Changes for Fiscal 2022” within the CD&A on page 34.

This analysis and consideration also supported the Board’s decision to provide Mr. Armes with a special equity grant in early fiscal 2022 focused on long-term retention of Mr. Armes and ensuring successful succession planning practices for the Chief Executive Officer role. For additional information, see ““— Executive Summary — Executive Compensation Program Changes for Fiscal 2022— CEO Retention and Succession Arrangement” within the CD&A on page 35.

Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the CSW Industrials, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the section of this Proxy Statement entitled ‘Executive Compensation.’”

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Required Vote and Recommendation

Approval of this proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” this proposal unless you instruct otherwise or you withhold authority to vote. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. However, our Compensation & Talent Development Committee considers the results of the vote in evaluating our executive compensation program.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THIS ADVISORY VOTE ON EXECUTIVE COMPENSATION.
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Proposal Three:

Advisory Vote on Frequency of Conducting the Advisory Vote on Executive Compensation

As discussed under “Proposal Two: Advisory Vote on Executive Compensation”, the Company includes a Say on Pay vote to approve the compensation of Named Executive Officers in all proxy materials for a stockholder’s meeting where executive compensation disclosure is required. This Proposal Three gives our stockholders the opportunity to advise our Board how often we should conduct the advisory Say on Pay vote. This frequency vote must take place at least once every six years and is being submitted to stockholders this year as required by Section 14A of the Exchange Act. Accordingly, we are requesting your advisory vote to determine whether a Say on Pay vote will occur every one, two or three years.

The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. The frequency of the Say on Pay vote is advisory, meaning that it is not binding on the Compensation Committee or Board. Nonetheless, the Compensation Committee and the Board will review and carefully consider the outcome of this advisory vote when considering how frequently we should conduct an advisory Say on Pay vote on the compensation of our Named Executive Officers.

Since the Company’s inception, the Company has conducted Say on Pay votes annually. After careful consideration of the various arguments supporting each frequency level, the Board currently believes that continuing to submit the advisory vote on executive compensation to stockholders on an annual basis is appropriate for the Company and its stockholders. An annual vote allows our stockholders to provide us with regular and timely feedback on important issues such as our executive compensation programs and policies as disclosed in the Company’s proxy statement each year.

The enclosed proxy card gives you four choices for voting on this item. You can choose whether the Say on Pay vote should be conducted every year, every two years or every three years. You may also abstain from voting on this proposal. Stockholders are not voting to approve or disapprove the Board’s recommendation.

Required Vote and Recommendation

Generally, a proposal presented to stockholders, such as Proposal Three, will be approved by the affirmative vote of the votes cast in person or represented by proxy. However, if none of the frequency options—every year, every two years, or every three years—receives the required majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by the stockholders. Although this vote is not binding on the Board, the Board will consider the outcome of this vote when making future decisions about the frequency for holding an advisory vote on executive compensation.

The advisory vote on the frequency of conducting the Say on Pay vote is a non-binding vote, meaning that the Company will not be obligated to conduct the Say on Pay vote with the frequency chosen by our stockholders at the Annual Meeting. Abstentions and broker non-votes will have no effect on the proposal. Notwithstanding the advisory nature of the vote, the frequency option that receives the highest number of votes cast at the Annual Meeting will be considered passed.

THE BOARD RECOMMENDS THAT YOU VOTE FOR CONDUCTING AN ANNUAL (ONE YEAR) SAY ON PAY VOTE.
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Executive Compensation

Compensation & Talent Development Committee Report

The Compensation Committee is currently made up of six independent directors: Kent Sweezey (Chair), Mike Gambrell, Bobby Griffin, Linda Livingstone, Anne Motsenbocker, and Debra von Storch. Ms. Motsenbocker joined the Compensation Committee in June 2022, following the end of fiscal 2022.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended March 31, 2022.

Kent Sweezey, Chair
Michael Gambrell
Bobby Griffin
Linda Livingstone
Debra von Storch

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Compensation Discussion and Analysis

Table of Contents

Compensation & Talent Development Committee Report	29
Executive Summary	30
Executive Compensation Program Changes for Fiscal 2022	34
Executive Compensation Program Principles	36
Elements of the Executive Compensation Program	39
Overview	39
Base Salary	40
Annual Incentive Program	40
Long-Term Equity Incentives	44
Special Awards	46
Additional Executive Compensation Information	46
Executive Compensation Program Changes for Fiscal 2023	50
Annual Executive Compensation Program Review and Compensation Risk	51

Executive Summary

Introduction

This Compensation Discussion and Analysis (“CD&A”) contains an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for the executive officers named in the “Summary Compensation Table” on page 52. We refer to this group of executive officers collectively as our “Named Executive Officers” throughout this document. For fiscal 2022, our Named Executive Officers are:

Joseph B. Armes	Chairman, Chief Executive Officer (“CEO”) and President (principal executive officer)
James E. Perry	Executive Vice President and Chief Financial Officer (“CFO”) (principal financial officer)
Donal J. Sullivan	Executive Vice President and General Manager, Contractor Solutions
Luke E. Alverson	Senior Vice President, General Counsel & Secretary

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Fiscal 2021 Executive Compensation Vote

At last year’s annual meeting, we conducted an advisory vote to approve our Named Executive Officers’ compensation for fiscal 2021. 96.0% of the votes cast in the executive compensation vote were voted in favor of the compensation of our Named Executive Officers. While the Say on Pay vote is nonbinding, the Compensation Committee believes this level of approval indicates that our stockholders strongly support our executive compensation program and policies and the material compensation decisions made for executive officers. The Compensation Committee will consider the results of this year’s say-on-pay proposal, as well as continuing feedback from our stockholders, when evaluating future executive compensation decisions.

Fiscal 2022 Financial Results and Other Achievements

In fiscal 2022, we continued our successful track record of exceptional performance, delivering our second consecutive year of record revenue, operating income, EBITDA, and earnings per share. Our stated priorities of treating our employees well, serving our customers well, and managing our supply chains effectively drove record results in growth and profitability. Fiscal 2022 revenue reached $626 million, nearly 50% growth over the prior year, and of that total growth, half resulted from organic growth, and half came from our TRUaire and Shoemaker acquisitions. Fiscal 2022 EBITDA reached $133 million, or 46% growth over fiscal 2021. These outstanding accomplishments are attributable to our diversified business model, disciplined capital allocation, and commitment to operational excellence, which drove impressive operating leverage, despite unprecedented global disruption and turmoil.

The following highlights our consolidated financial results achieved in fiscal 2022 (comparisons to fiscal 2021).

Revenues	Adjusted Operating Income*	Adjusted EPS*	Operating Cash Flow
$626.4m +49.4%	$101.3m +39.6%	$4.39 +30.7%	$69.1m +4.3%
	Adjusted EBITDA* $133.3m +46.0%	3-Year TSR 109.3%
* Reconciliation to GAAP amounts appear on Exhibit A.

Additionally, during the last fiscal year, we executed on all aspects of our capital allocation strategy, investing $44 million with the Shoemaker acquisition in December 2021 and $16 million in capital expenditures. We returned $23.9 million of cash to our stockholders through our share repurchase program and dividends. Subsequent to fiscal year end, we increased our quarterly cash dividend by 13%, to $0.17 per share, and have remained active under our share repurchase program.

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Pay for Performance Alignment and “At Risk” Pay

The following charts illustrate the relationship between our Company performance and CEO pay.

Revenue
(in millions)

2022
$626.4
2021
$419.2
2020
$385.9

Total Shareholder Return

%
150
120
90
60
30
0
-30
2019
2020
2021
2022
109.3%
39.5%
24.9%
CSWI
Russell 2000
Custom Peer Group

Adjusted Operating Income
(in millions)

2022
$101.3
2021
$72.5
2020
$66.2

CEO Total Compensation*

$4.5M
$4.0M
$3.5M
$3.0M
$2.5M
$2.0M
$1.5M
$1.0M
$0.5M
$0.0M
$3.8M
$3.6M
$3.8M
2020
2021
2022
Base Salary
Annual Incentive
Stock Awards
All Other

* *2022 compensation excludes the reporting impact of the special equity grant, as discussed below.*

Operating Cash Flow
(in millions)

2022
$69.1
2021
$66.2
2020
$71.4

As discussed in more detail under “—Elements of the Executive Compensation Program—Annual Incentive Program,” our Named Executive Officers are eligible to receive a cash incentive payment based upon the Company’s annual financial performance against pre-established goals. Based on our fiscal 2022 results, the Company achieved 106% of our aggregate semi-annual Operating Income goals and achieved 81% of our aggregate semi-annual Operating Cash Flow goals.

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As shown below, for fiscal 2022, our CEO had 81.1% of his target pay “at risk,” or dependent upon the Company’s and his individual performance, and our other Named Executive Officers had on average 68.9% of their target pay “at risk.”

As discussed in more detail under “—Elements of the Executive Compensation Program—Long Term Incentives,” our Named Executive Officers, as well as other Company employees, are eligible to receive equity awards that vest based upon the Company’s financial performance against pre-established goals. For the April 1, 2019 to March 31, 2022 performance period, our Named Executive Officers at the time received performance shares that vested based on the Company’s TSR compared to the TSR of the Russell 2000 Index’s members. When measured as prescribed in our performance share awards, the Company achieved a TSR of 114.1% for this performance period, which ranked 258th among the 2,017 members of the Russell 2000 Index, or the 87th percentile, which vested these performance shares at 200% of target as shown in the chart to the right. This result is consistent with our emphasis on long-term stockholder value creation and the achievement of benchmarked performance goals, which are described in more detail throughout this CD&A.

2019-2022 Performance Share Awards

Compensation Objectives

The Compensation Committee has designed our executive compensation program to support CSWI’s growth strategy. Our key executive compensation objectives are:

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In furtherance of these objectives, the Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices. The below table summarizes these practices.

What We Do	What We Don’t Do
Promote a strong pay for performance plan design	No hedging, pledging, or short sales of stock permitted
Regularly benchmark executive compensation against peers of comparable size, complexity, and industry	No change in control excise tax gross-ups
Maintain meaningful stock ownership guidelines for our directors and executive officers	No option repricing without stockholder approval
Have double trigger requirements on cash payments following a change in control	No perquisites offered, other than those generally provided to all employees
Conduct an annual compensation risk review	No dividends paid and no voting rights on unvested performance-based equity awards
Provide reasonable and standardized benefits upon severance or change in control	No duplication of metrics in annual and long-term incentive plans
Engage an independent compensation consultant	No supplemental executive retirement plans
Maintain an incentive compensation “clawback” policy

Executive Compensation Program Changes for Fiscal 2022

The Compensation Committee is committed to continuously evaluating our executive compensation program, with a focus on the best interests of our stockholders and the Company and sound compensation practices, consistent with our compensation philosophy. The Compensation Committee evaluated all elements of our compensation program for fiscal 2022, in consultation with management and NFP Consulting, the Compensation Committee’s independent compensation consultant (“NFP”). As a result of this evaluation, the Compensation Committee updated elements of the Annual Incentive Plan (“AIP”) and addressed long-term retention and succession planning for our CEO.

Annual Incentive Plan Changes

As the Company and our served end markets adapted to COVID-19 and business conditions stabilized relative to the beginning of fiscal 2021, the Compensation Committee transitioned away from the quarterly financial metric target-setting process, which was used on a temporary basis for the fiscal 2021 AIP, and used a semi-annual financial target-setting process for the fiscal 2022 AIP. The Compensation Committee believed this modification was appropriate in the near-term and supported by then-present uncertainty and volatility within our served end markets and overall business environment. This decision was also supported by the added operational and financial complexity resulting from the December 2020 TRUaire acquisition, the formation of the Shell & Whitmore Reliability Solutions joint venture in April 2021, and related integration efforts.

As fiscal 2022 progressed, management presented to our Board proposed semi-annual budgets for the Company in the fiscal first and third quarters of fiscal 2022 that informed the semi-annual operating income and operating cash flow targets set for the AIP. In turn, the Board reviewed management’s performance against the semi-annual budgets, and the Compensation Committee measured such performance against the AIP’s targets. Throughout the year, the Compensation Committee continued to adhere to the stated elements of our compensation philosophy, including ensuring that performance targets for all financial metrics used in our AIP were set at definitive, challenging, and objective levels that require significant effort and achievement by our Named Executive Officers for a payout to occur. The results of the fiscal 2022 AIP are discussed in additional detail throughout this CD&A.

Within our AIP metrics, the Compensation Committee transitioned the Business Unit Working Capital Turns metric used for operating executives to Business Unit Operating Cash Flow. This measure better aligns the business units’ financial metrics with our consolidated financial metrics, driving increased transparency and accountability for our financial performance goals. As updated, the Business Unit Operating Cash Flow metric weighting within the AIP was maintained at 10% of total AIP for operating executives.

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CEO Retention and Succession Arrangement

In early calendar 2021, the Board and the Compensation Committee began to engage in strategic discussions focused on the necessity of retaining Mr. Armes’ service over a long-term period and the criticality of successful succession planning practices for the Company’s Chief Executive Officer role. These discussions were further supported by Mr. Armes’ exemplary performance and extraordinary contributions to shareholder value creation since the Company was created and eventually spun-off from Capital Southwest Corporation in September 2015. Among other things, he has recruited and assembled an impressive Board of Directors and executive team to lead the Company as a stand-alone public company, and created an employee-centric culture that emphasizes and rewards profitability and increasing shareholder value. Combined with a sharp focus on financial stewardship and a clear capital allocation strategy, Mr. Armes has led the Company to generate robust organic and inorganic growth while maintaining a strong balance sheet and financial stability through industry cycles.

The following charts illustrate the Company’s growth and the shareholder value created during Mr. Armes’ tenure as our CEO.

As a result of the Board’s strategic discussions and with the support of NFP, in April 2021, the Compensation Committee approved a long-term, special equity grant for Mr. Armes with a target value of $10,000,000, all of which is “at risk.” This special equity grant was thoughtfully and intentionally designed so that 60% of the target amount is performance based, consisting of performance shares and restricted stock units that vest based on achievement of specific, measurable performance goals that are directly tied to long-term shareholder value creation and business continuity. Mr. Armes will not realize any compensation from this grant before the end of fiscal 2025, and then only to the extent performance goals are satisfied. The remaining 40% of the target amount is directly focused on Mr. Armes’ long-term retention, consisting of time-vested restricted stock. These awards will not vest, in any amount (subject to limited exceptions), prior to April 2026, the fifth anniversary of the grant date. The table below shows the vesting schedule for the different awards comprising the special equity grant.

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The Compensation Committee believes these equity grants appropriately reflect Mr. Armes’ value to the Company and the Board’s confidence in Mr. Armes’ leadership. The Board further believes the awards are designed to achieve the Board’s long-term retention and succession planning objectives to support the Company’s long-term strategy, all of which is consistent with the Company’s commitment to driving long-term shareholder value. The table below provides additional detail regarding the structure of the special equity grant and its rationale:

Special Equity Award Component	What It Is	Why It Was Used	Shares Granted (Target Value)	Treatment On Employment Termination
TSR-Based Performance Shares

Performance shares that vest in equal amounts on each of March 31, 2025, 2026, and 2027, based on the Company’s TSR relative to the Russell 2000 Index through each performance period.

Shares vest on a standard 0% – 200% performance scale; no voting rights and no dividend rights until vesting; no “qualified retirement” benefit.

		Long-Term Shareholder Alignment • Meaningfully incentivize long-term shareholder value creation • Strengthen alignment with shareholder interests • Promote execution of long-term strategy	27,559 ($3,500,000)

Termination without cause or for good reason: vest in full, subject to performance

Termination for cause: forfeited

Voluntary resignation or retirement: forfeited

Death or disability: vest in full, subject to performance condition achievement

Succession Planning-Based Restricted Stock Units

Restricted stock units, 40% will vest (not earlier than April 2025) after successor CEO is successfully recruited and hired, and 60% will vest upon the successful first employment anniversary of the successor CEO.

100% is maximum vesting amount. Units do not contain voting rights or dividend rights until vesting.

		CEO Succession and Business Continuity • Enhance business continuity and strategy execution • Promote thoughtful, engaged succession planning process • Ensure successful CEO transition	19,685 ($2,500,000)

Termination without cause or for good reason: vest in full

Termination for cause: forfeited

Voluntary resignation or retirement: forfeited

Death or disability: forfeited if prior to April 1, 2024, vest in full after

Time-Vested Restricted Stock	Restricted stock that cliff vests on the fifth anniversary of the date of grant. Shares contain voting rights and dividend rights from grant.	Long-Term Retention • Retain Mr. Armes’ leadership services over a long-term period	31,496 ($4,000,000)	Termination without cause or for good reason: vest in full Termination for cause: forfeited Voluntary resignation or retirement: forfeited Death or disability: vest in full

Executive Compensation Program Principles

Our key compensation objectives are to align the long-term interests of our executives with those of our stockholders, reward current performance, drive future performance and attract and retain key leaders. While the individual compensation elements may differ, the design of the executive compensation program is based on the same objectives as the compensation programs provided to all Company employees. The Compensation Committee has established the following principles to accomplish these compensation objectives and guide the design and administration of specific programs for our Named Executive Officers.

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Compensation Should be Primarily Performance-Based, With a Majority “At Risk”

The Compensation Committee believes that a significant portion of our executives’ total compensation should be “at risk” to ensure a strong correlation between executive pay and Company and individual performance. The Compensation Committee also believes the proportion of an executive’s total compensation that is “at risk” should increase in line with the scope and level of the executive’s business responsibilities. To accomplish this, we use a variety of targeted, performance-based compensation programs that promote our annual operating budget and long-term business strategy, build long-term stockholder value, and discourage excessive risk-taking.

For fiscal 2022, 74.7% of Named Executive Officers’ total target compensation was dependent upon our stock price, our financial performance, and individual performance. The Compensation Committee believes that the CEO’s “at risk” compensation should be a higher percentage compared to the other Named Executive Officers considering the CEO position’s strategic focus and leadership responsibilities. The following table shows the percentage of each Named Executive Officer’s total target compensation for fiscal 2022 that was “at risk” under the program.

Percent of Fiscal 2022 Target Pay “At Risk”(1)

(1)

Calculated by dividing (i) the sum of the annual incentive opportunity and target long-term incentive opportunity by (ii) the sum of the annual incentive opportunity, target long-term incentive opportunity and base salary.

Performance-Based Incentive Compensation Should Have External Benchmarks

The Compensation Committee believes that the use of internal performance metrics alone does not create a full picture of Company performance. Accordingly, the performance-based element of our executive compensation program emphasizes and evaluates the Company’s performance relative to an external benchmark.

Since April 2017, our performance share awards have used the Russell 2000 Index, of which the Company is a member, as the external benchmark. Using an external benchmark shows, on a comparative basis, how well we deliver results that build long-term stockholder value, which in turn allows us to better establish performance expectations. The Compensation Committee believes the use of the Russell 2000 Index for performance share award TSR benchmarking is objective and transparent to investors. The Compensation Committee also believes the use of a broad index is appropriate because of the diversified nature of the Company’s businesses.

Compensation Levels Should be Market-Competitive

The Compensation Committee reviews relevant market compensation survey data to evaluate the market competitiveness of our executive compensation program. This furthers the goals of attracting and retaining top executive talent. The Compensation Committee uses survey data provided by NFP, which consists of compensation data for comparable executive positions within a group of comparable companies, as well as compensation data from the broader market. The Compensation Committee recognizes that potential qualified candidates for executive roles, as well as market opportunities for our current executives, are not limited to companies in our industry sectors.

The group of companies used by NFP for purposes of evaluating executive compensation data in fiscal 2022 is shown below.

Fiscal 2022 Compensation Peer Group

AAON, Inc.* Armstrong World Industries, Inc.* Barnes Group Inc.* Columbus McKinnon Corp. ESCO Technologies Inc. Franklin Electric Co., Inc.* GCP Applied Tech. Inc.	Gibraltar Industries, Inc.* Innospec Inc. Livent Corporation* Mueller Water Products, Inc.* PGT Innovations, Inc.* Quaker Chemical Corp. Standex International Corp.
* New for fiscal 2022
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This comparator group was selected in May 2021 using a two-step process that applies objective criteria and financial parameters. For the objective criteria, a list of potential comparator companies was compiled by referring to industrial classifications that include industrial equipment, building products, and reliability products; public operating companies traded on a U.S. exchange; and geographic locations in the U.S. with international operations. After this list of potential comparator companies was identified, a financial metric filter was applied using revenues, EBITDA, market capitalization, and enterprise value, along with gross and operating margin profiles. Companies that did not have all of these financial metrics falling within 0.5x and 3.0x of the Company’s metrics were excluded.

The aforementioned process produced the list of companies identified above. Following the last peer group evaluation in May 2020, the Company delivered significant increases in revenue, EBITDA, market capitalization and enterprise value, driven by both organic and inorganic revenue growth. This growth also shifted the Company’s primary industry towards industrial products. Based on this, six companies from the fiscal 2021 peer group were removed due to having one or more financial metrics falling outside the 0.5x to 3.0x parameters of the Company’s financial metrics. Additionally, one company was replaced due to poor industrial classification fit, and one company was replaced due to having gone private.

The Compensation Committee uses the compensation peer group and NFP’s survey data to benchmark our executives’ base salary, annual incentive opportunities, total target cash compensation, long-term incentive compensation and total target compensation, ensuring alignment with the Company’s compensation philosophy, practices, and policies.

Base salaries, target annual incentive opportunities and target long-term incentive opportunities for our executives are generally set using the 50th percentile of benchmarked compensation data as a reference point. This approach helps the Compensation Committee balance a performance-focused structure with the Company’s interests in maintaining market-competitive target and realized compensation. Actual realized compensation varies and is determined by performance against these pre-established measures and objectives.

Incentive Compensation Should Balance Short-Term and Long-Term Performance

The Compensation Committee believes that executive compensation should be linked to building long-term stockholder value while remaining consistent with our business objectives. Our executive compensation program addresses this by including long-term, equity-based incentives that help tie realized compensation to the performance of the Company’s common stock. We also maintain stock ownership guidelines for our executives. In fiscal 2022, our long-term incentive awards for the Named Executive Officers were equally weighted between:

•

performance shares, which generally vest, if at all, at the expiration of a three-year performance period based on the Company’s TSR performance compared to an objective, external benchmark; and

•

restricted stock, which vests ratably over time.

The Compensation Committee believes this incentive mix appropriately encourages long-term equity ownership, promotes a balance between stock-based and financial-based achievements, and aligns the interests of the Named Executive Officers with the Company’s risk profile and the interests of our stockholders. The Company does not currently grant stock options as part of its executive compensation program.

The Compensation Committee also recognizes that, while stock prices generally correlate to corporate performance over the long term, other factors may significantly affect stock prices at any point in time. These factors include general economic conditions, industry business cycles, and varying attitudes among investors toward the stock market in general and toward specific industries and/or companies. The influence of these factors makes performance of the Company’s common stock alone an incomplete measure of the Company’s performance. Accordingly, the base salary and AIP components of our executive compensation program emphasize short-term corporate performance, as well as the realization of defined business and financial objectives.

The Compensation Committee also believes that the way in which executive officers accomplish objectives is important to the Company’s culture and relevant to long-term performance. Purely formulaic incentive plans do not account for qualitative assessments and can work against the Company’s and stockholders’ best interests. Accordingly, the Compensation Committee has retained an element of discretion to adjust executive compensation to reflect individual, qualitative performance.

The Executive Compensation Program Should be Regularly Reviewed for Effectiveness

At the first regular Compensation Committee meeting following our fiscal year-end, the Compensation Committee conducts a comprehensive review of all components of our executive compensation program. This review is done with the assistance of NFP and influenced by feedback from our stockholders, and it considers evolving market practices in the general industry, external regulatory requirements, the competitive market for executives, our business objectives and our executive compensation philosophy. In conducting its review, the Compensation Committee reviews information related to each executive officer’s income and benefits, including base salary, target incentives and retirement, and health and welfare benefits.

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Elements of the Executive Compensation Program

Overview

The primary elements of the Company’s executive compensation program in fiscal 2022 are shown in the following table and are discussed in detail below.

Element	Form	Compensation Objective Addressed	Description & Rationale
Base Salary	Cash	Reward Current Performance	Fixed cash compensation based on responsibilities of the position and market benchmarks Provides a base level of market-competitive fixed compensation
Attract and Retain
Annual Incentive	Performance Cash Award	Stockholder Alignment	Annual cash incentive tied to achievement of short-term, predetermined performance metrics that align with the Company’s strategy Payment ranges from 0% to 200% of target award
Reward Current Performance
Attract and Retain

Long-Term Equity Incentive	Performance Shares	Stockholder Alignment

Cliff vest at end of a three-year period at 0% to 200% of award value based on TSR performance against the Russell 2000 Index

No voting rights and not eligible to receive dividends (if any) until vesting

Drive Future Performance
Attract and Retain

	Restricted Stock	Stockholder Alignment	Vests ratably over a three-year period Has voting rights and is eligible to receive dividends (if any) from date of grant
Drive Future Performance
Attract and Retain

Other	Health, Welfare and Retirement Programs	Attract and Retain

Executives participate in the same benefit programs offered to other salaried U.S. employees, including:

•

Employee Stock Ownership Plan, through which approximately 4% of our Company is owned by our employees, aligning our collective interests

•

Qualified 401(k) Plan

	Severance Benefits	Stockholder Alignment

Standardized benefits for executive officers in the event of termination without cause by the Company or for good reason by the executive

Provides stockholders with predictability if an executive departs and provides protection for executives to pursue stockholder value-enhancing opportunities

Attract and Retain
	Change-in-Control Benefits	Stockholder Alignment	Standardized “double trigger” severance benefits for executive officers in the event of termination following a change in control
Attract and Retain
	Other Benefits		No perquisites offered, other than those generally provided to all employees

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The Compensation Committee’s process of reviewing the executive compensation program and setting compensation levels for our Named Executive Officers involves several steps. During the first quarter of each fiscal year, the Compensation Committee reviews each Named Executive Officer’s total compensation. The Compensation Committee members also meet regularly with the Named Executive Officers at various times during the year, both formally within Board meetings and informally outside of Board meetings, allowing the Compensation Committee to assess directly each Named Executive Officer’s performance.

In setting the CEO’s compensation, the Compensation Committee considers the results of the Board’s review of the CEO’s performance with all independent Board members. This process includes the independent Board members individually and collectively presenting their assessment, and the CEO providing his assessment, of his performance.

In addition, the CEO annually presents an evaluation of each other Named Executive Officer to the Compensation Committee, which includes a review of each officer’s contributions and performance over the past year, strengths, weaknesses, development plans, and succession potential, as well as compensation recommendations for the Compensation Committee’s consideration. Following this presentation and a benchmarking review for pay, the Compensation Committee makes its own assessments and determines compensation amounts for each other Named Executive Officer as described below.

Base Salary

During the first quarter of each fiscal year, the Compensation Committee reviews and establishes the base salaries of the Named Executive Officers. The Compensation Committee generally uses the 50th percentile of base salary market data provided by NFP as a reference point for the Company’s various executive positions. For each Named Executive Officer, the Compensation Committee considers the scope of responsibilities, experience, and individual performance and then balances these factors against competitive salary practices, including internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors.

In fiscal 2022, the Named Executive Officers’ base salaries were evaluated against market data provided by NFP and the updated compensation peer group. Recognizing the significant growth in the Company’s size and complexity resulting from organic and inorganic growth over the prior year, and that our Named Executive Officers’ base salaries were frozen in fiscal 2021 at fiscal 2020 levels, base salaries for our Named Executive Officers had fallen below acceptable ranges relative to benchmarked levels. As such, base salaries were raised by modest levels to address this. Future base salary adjustments will be evaluated relative to incentive compensation targets to ensure total target compensation and “at risk” pay remains consistent with our philosophy. The Named Executive Officers’ annual base salaries established for fiscal 2022 are shown in the following table:

Named Executive Officer	Fiscal 2022 Annual Base Salary	Fiscal 2022 Base Salary Increase %
Joseph B. Armes	$600,000	3.3%
James E. Perry	$380,000	5.6%
Donal J. Sullivan	$400,000	9.1%
Luke E. Alverson	$325,000	8.5%

Mr. Armes’ base salary and other compensation components in fiscal 2022 are discussed below in further detail under “—Additional Executive Compensation Information—Chief Executive Officer Compensation in 2022.”

Annual Incentive Program

During the first quarter of each year, the Compensation Committee has traditionally established an annual cash incentive opportunity for each Named Executive Officer under the Company’s AIP. At that time, the Compensation Committee also approves the overall Company performance measures for the fiscal year.

Setting the AIP Target Opportunity

In May 2021, the Compensation Committee established annual cash incentive opportunities under the AIP for the Named Executive Officers, which were expressed as a percentage of base salary. The Compensation Committee sets these targets consistent with our stated executive compensation objectives and principles and in consultation with NFP. The Compensation Committee uses the 50th percentile of comparative market data as a reference point in setting AIP targets and total target cash compensation. Mr. Sullivan’s target annual incentive percentage was increased for fiscal 2022 as a result of this analysis and consistent with our philosophy. Target annual incentive percentages for the Named Executive Officers in fiscal 2022 are set forth below.

Named Executive Officer	Fiscal 2022 AIP Target $	Fiscal 2022 AIP Target % of Base Salary	Fiscal 2021 AIP Target % of Base Salary
Joseph B. Armes	$780,000	130%	130%
James E. Perry	$285,000	75%	75%
Donal J. Sullivan	$300,000	75%	60%
Luke E. Alverson	$178,750	55%	55%

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Setting the AIP Performance Measures

The Compensation Committee, working with management and NFP, evaluates and approves the Company’s AIP performance measures for each fiscal year. The Compensation Committee weights performance measures for each Named Executive Officer—even those who are responsible for business units—in proportions that ensure the majority of measured financial performance is based on the performance of the Company as a whole. We believe it is important for all Named Executive Officers to be primarily focused on setting the overall strategic direction of the Company and achieving overall Company results that are aligned with increased stockholder value.

The Compensation Committee also believes that AIP payouts should reflect individual, non-financial performance metrics. This serves to restrain the influence of objective factors on incentive pay, which can have detrimental effects on the Company and stockholders when overused. Importantly, non-formulaic metrics provide the Compensation Committee with discretion to adjust compensation upward or downward depending not only on what objectives and goals an executive accomplished in a given year, but also on how those objectives and goals were met. The Compensation Committee’s intent is to promote and reward only those behaviors that are consistent with our business objectives and core values.

The Company’s AIP performance measures established for fiscal 2022 were as follows:

Consolidated Operating Income	Consolidated Operating Cash Flow	Business Unit Operating Income	Business Unit Operating Cash Flow	Individual Performance
Why we use it: Measures and supports both our revenue growth and operating efficiency performance, aligning our interests with the interests of our stockholders

Why we use it:
Measures and supports our strategic objective of delivering strong cash flow from operations to fund growth and returns to stockholders, aligning our interests with the interests of our stockholders

Why we use it: Measures and supports both our revenue growth and operating efficiency objectives at the business unit/operating company level, which are in direct control of the executive

Why we use it:
Measures and supports our strategic objective of delivering strong cash flow from operations to fund growth and returns to stockholders, aligning our interests with the interests of our stockholders

Why we use it: Emphasizes individual performance and qualitative achievement of goals to promote and reward behaviors consistent with our business objectives and core values
How we measure it: U.S. GAAP	How we measure it: U.S. GAAP (net cash provided by operating activity)	How we measure it: U.S. GAAP	How we measure it: U.S. GAAP (net cash provided by operating activity)	How we measure it: Board and CEO assessment of individual performance against predetermined goals and objectives
Payout range: 0% — 200%	Payout range: 0% — 200%	Payout range: 0% — 200%	Payout range: 0% — 200%	Payout range: 0% — 200%

As previously discussed, the Compensation Committee transitioned the Business Unit Working Capital Turns metric used for operating executives to Business Unit Operating Cash Flow in fiscal 2022. This measure better aligns the business units’ financial metrics with our consolidated financial metrics, driving increased transparency and accountability for our financial performance goals. As updated, the Business Unit Operating Cash Flow metric weighting within the AIP was maintained at 10% of total AIP for operating executives.

The Compensation Committee selected these performance metrics, with input from management and NFP, because they support the key strategies that we believe drive sustainable and profitable Company growth. For all financial metrics, the Compensation Committee may exercise its judgment, within parameters it establishes at the beginning of the year, about whether to exclude the effect of certain developments in measuring performance. These developments may include unanticipated changes in accounting principles or extraordinary, unusual or unplanned events, such as the effects of restructurings, impairments, reorganizations, acquisitions, or dispositions.

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Measuring Performance and AIP Payout

When the Compensation Committee sets AIP performance metrics for a given year, it also establishes a payout range for all AIP awards, which determines the percentage of the target incentive to be paid for achieved results. The Company’s achievement of financial-based performance metrics is objective and calculated as appropriate. The payout percentages for each Named Executive Officer’s qualitative individual performance metrics are determined by the Compensation Committee based on its performance assessment, as discussed previously.

Fiscal 2022 AIP Payout Scale and Performance Measurement

The fiscal 2022 payout range established for all AIP metrics was 0% to 200% of the target award opportunity, which was unchanged from fiscal 2021. The actual payout percentage is determined using a matrix that compares performance against the established performance targets for the year. Payouts for each of the financial metrics are calculated on a straight-line basis for performance between the applicable performance levels (“threshold,” “target,” and “maximum”).

In fiscal 2022, the Compensation Committee utilized a semi-annual, rather than annual, target setting process for both our operating income financial and operating cash flow metrics. As previously discussed, this approach aligned with the Board’s decision to set the Company’s fiscal 2022 operating budget on a semi-annual basis, as the Board transitioned away from fiscal 2021’s quarterly operating budget process. This semi-annual approach balanced the need to have a nimble framework to address highly dynamic market conditions while maintaining objective targets and performance evaluation, thereby reducing the potential for discretionary adjustments to targets and/or results either during or at the end of the fiscal year. Performance against the semi-annual AIP targets was measured, and a payout percentage was calculated, for each fiscal half. The two semi-annual payout percentages were simple averaged to arrive at the final AIP payout percentage for the full year, which resulted in a lower payout percentage than if performance had been measured annually.

The following tables show, for each of the financial performance metrics, the percentage of the target award that is paid at different levels of Company performance, as well as the measured performance and percentage payout for fiscal 2022.

	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY2022 Measured Performance	FY2022 Percentage Payout
Consolidated Operating Income(1)	$67.7 million (75% of Target)	$90.3 million (100% of Target)	$112.8 million (125% of Target)	$95.9 million	121%(2)
(1)

Threshold, Target and Maximum amounts shown represent the aggregate of the two semi-annual targets set during the year.

(2)

Calculated average performance against the two semi-annual operating income targets (i.e., (142% + 100%) / 2)

In fiscal 2022, the Company delivered a total of $95.9 million of measured Operating Income. Consistent with our philosophy and historical approach with strategic transactions, this measured performance excludes all operating income generated by Shoemaker Manufacturing from its December 15, 2021 acquisition date, as well as all one-time transactional expenses associated with the acquisition. It also excludes $2.1 million of non-cash operating income benefit resulting from the Company’s conversion from the LIFO inventory accounting method to the FIFO method in fiscal 2022.

	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY2022 Measured Performance	FY2022 Percentage Payout
Consolidated Operating Cash Flow	$65.9 million (75% of Target)	$87.9 million (100% of Target)	$109.9 million (125% of Target)	$71.3 million	63%(2)
(1)

Threshold, Target and Maximum amounts shown represent the aggregate of the two semi-annual targets set during the year.

(2)

Calculated average performance against the two semi-annual operating cash flow targets (i.e., (73% + 52%) / 2)

In fiscal 2022, the Company delivered a total of $71.3 million of Operating Cash Flow. This result excludes all operating cash generated by Shoemaker Manufacturing as well as all cash used (net of tax benefit) to fund one-time expenses associated with the Shoemaker Manufacturing acquisition.

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	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY2022 Measured Performance	FY2022 Percentage Payout
Business Unit Operating Income	$68.3 million (75% of Target)	$91.0 million (100% of Target)	$113.8 million (125% of Target)	$96.1 million	117%(1)
Business Unit Operating Cash Flow	*	*	*	*	76%(1)
* Not disclosed for competitive reasons as discussed below. (1) Represents Fiscal 2022 payout percentage for Mr. Sullivan, based on the Company’s Contractor Solutions reporting segment.

The Company has chosen not to disclose the Threshold, Target, Maximum and Measured Performance data for the Business Unit Operating Cash Flow metric used for Mr. Sullivan. This metric corresponds to financial data that is not publicly disclosed and is used primarily to assess compensation. The Company believes that disclosing such information would cause competitive harm to the Company without adding meaningfully to the understanding of its business.

The Compensation Committee believes that all performance targets for all financial metrics used in our AIP are set at definitive, challenging, and objective levels that require significant effort and achievement by our Named Executive Officers for payout to occur. Despite the inherent challenges of establishing performance targets in fiscal 2022 due to the ongoing impacts of the COVID-19 pandemic, supply chain disruptions, and rapidly increasing inflation and input costs, the Compensation Committee believes the AIP approach used in fiscal 2022 ensured these intentions were met.

While AIP results for any given year will vary, the Compensation Committee believes that appropriate performance target setting, when combined with strong Company and individual Named Executive Officer performance, should result in AIP financial metric payouts that average close to target levels over a five-year period. For additional context, the following table summarizes the Company’s actual financial metric payout percentages under the AIP over the last five years.

Historical AIP Payouts

Individual Performance

In determining individual performance payouts for our Named Executive Officers, the Compensation Committee considered pre-established individual performance goals and objectives for each Named Executive Officer, which addressed the following topics:

•

Achievement of the Company’s and business units’ performance against key financial metrics, as applicable;

•

Achievement of milestones to improve operational excellence and sustainability initiatives, including strategic supply chain management;

•

Execution of identified key growth initiatives and development of strategic growth capabilities;

•

Successful management and mitigation of enterprise risks;

•

Improvement in performance against key ESG metrics, including environmental, health and safety; and

•

Improvement in human capital management metrics, including talent development, employee retention, and diversity and inclusion.

Additionally, the Compensation Committee considered the leadership acumen demonstrated by each Named Executive Officer in addressing the unique challenges of fiscal 2022. The Compensation Committee also considered how each Named Executive Officer performed and delivered results in a manner consistent with our core values of: Accountability, Citizenship, Teamwork, Respect, Integrity, Stewardship, and Excellence.

A meaningful aspect of the Compensation Committee’s performance evaluation of each Named Executive Officer considered how the executive team proactively addressed supply chain challenges during the year. Facing unprecedented disruptions, the executive team made the proactive decision to strategically increase inventory levels during fiscal 2022 to ensure the Company’s ability to meet customer demand, strengthening our competitive position and reputation as a reliable business partner. This decision benefitted stockholders and directly enabled the Company’s strong revenue and operating income growth in fiscal 2022, all while maintaining a strong balance sheet. However, these actions also had an adverse impact on the Company’s performance against the Operating Cash Flow financial metric within the AIP, particularly in the second half of the year. The Compensation Committee considered the executive team’s skilled execution of these strategic actions, and the resulting positive impact on the Company’s financial performance, in determining each executive’s individual performance payout.

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The payout percentages for the 25%-weighted individual performance metric for each Named Executive Officer is set forth in the final AIP payments table below.

	Target AIP Award	Consolidated Operating Income	Consolidated Operating Cash Flow	Business Unit Operating Income	Business Unit Operating Cash Flow	Individual Performance	FY2022 AIP Award
Joseph B. Armes	$780,000	$566,280 (121% Payout)	$73,710 (63% Payout)	─	─	$390,000 (200% Payout)	$1,029,990 (132.1% Payout)
James E. Perry	$285,000	$206,910 (121% Payout)	$26,933 (63% Payout)	─	─	$142,500 (200% Payout)	$376,343 (132.1% Payout)
Donal J. Sullivan	$300,000	$127,050 (121% Payout)	$18,900 (63% Payout)	$70,200 (117% Payout)	$22,800 (76% Payout)	$150,000 (200% Payout)	$388,950 (129.6% Payout)
Luke E. Alverson	$178,750	$129,773 (121% Payout)	$16,892 (63% Payout)	─	─	$89,375 (200% Payout)	$236,039 (132.1% Payout)

The total AIP award earned by each Named Executive Officer for fiscal 2022 is reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

Long-Term Equity Incentives

Our long-term incentive plan (“LTIP”) rewards our Named Executive Officers for the Company’s performance over a period of more than one fiscal year. Our LTIP consists of two components: performance shares and restricted stock. In fiscal 2022, all Named Executive Officers received their long-term incentive awards in these forms. The Compensation Committee may also award one-time equity grants in its discretion from time to time based on performance or other factors.

Determining the Structure of LTIP Awards

As discussed above, the Compensation Committee believes that long-term incentive compensation is essential to retaining and motivating executives. The Compensation Committee further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view toward building long-term stockholder value. Based on these considerations and consistent with prior years, the Compensation Committee determined that for fiscal 2022, an equity award combination consisting of 50% in granted value of restricted stock, which vests ratably over a three-year period, and 50% in granted value of performance shares, which cliff vest at the end of a three-year period, would best serve the goals that the Compensation Committee sought to achieve.

The Compensation Committee has established a practice of annually approving and granting equity awards to LTIP participants at two points during the year: performance shares are granted on or about April 1 (the beginning of our fiscal year), and restricted stock is granted on or about October 1 (the middle of our fiscal year). The Compensation Committee does not grant equity awards to LTIP participants in anticipation of the release of material nonpublic information. Additionally, the Company does not time the release of material nonpublic information based on the grant date of equity awards.

This difference in grant dates, and the possible difference in base salary levels at the time grant amounts are calculated (given the timing of annual salary adjustments), causes the actual award values of the restricted stock and performance shares to be slightly different. The material terms and conditions of these equity awards are determined under the provisions of our existing equity compensation plan, which is available on the Company’s website at www.cswindustrials.com under the caption “Investors — Financial Reports and Filings.”

Setting the LTIP Target Opportunity

Each year, the Compensation Committee establishes a target LTIP opportunity for each Named Executive Officer, which is expressed as a percentage of the executive’s base salary. The LTIP opportunities are set after the Compensation Committee has evaluated the Company’s operating results for the prior year and at the same time the Company is making its major compensation decisions for the current fiscal year. In determining the aggregate amount of total awards available for our executives, the Compensation Committee considers two things: the target dollar value of the long-term incentive awards, and the awards’ potential dilutive effect on the Company’s outstanding shares of common stock.

In setting the target dollar values, the Compensation Committee considers comparator group and broader market data provided by NFP, as previously described. We generally provide long-term incentive awards at target levels using the 50th percentile of benchmarked compensation data as a reference point to help achieve market-competitive levels of total target compensation.

Once the target dollar values are initially set, the Compensation Committee evaluates stockholder dilution based on equity compensation “burn rates,” which refers to the annual rate at which shares are awarded under our equity compensation plan compared to the Company’s outstanding shares of common stock. Generally, the Compensation Committee targets a Company-wide “burn rate” of 1.0% or less for each annual grant of long-term incentive awards for all Company employees. Our equity granting practices have stayed well within this target since program inception.

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Based on the criteria described above, the Compensation Committee approved the target LTIP opportunities for the Named Executive Officers as set forth in the following table.

Named Executive Officer	2022 LTIP Target In $	2022 LTIP Target as % of Base Salary	2021 LTIP Target as % of Base Salary
Joseph B. Armes	$1,800,000	300%	280%
James E. Perry	$665,000	175%	175%
Donal J. Sullivan	$700,000	175%	150%
Luke E. Alverson	$325,000	100%	100%

The grant date fair value of the performance share and restricted stock awards granted to the Named Executive Officers during fiscal 2022, calculated in accordance with U.S. GAAP pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation,” are shown in the “Summary Compensation Table” under the “Stock Awards” column and the accompanying footnotes. The actual award values of the equity awards at grant differ from the “grant date fair value” disclosed in the Summary Compensation Table due to the required accounting methodology, as discussed in footnote 2. Additional information on the awards granted in fiscal 2022 is shown in the “2022 Grants of Plan-Based Awards” table.

Performance Share Awards

Performance shares are restricted shares that vest, if at all, based on the Company’s achievement of predetermined performance metrics, measured over a three-year performance period. Performance share awards in fiscal 2022 were based on TSR performance compared to the members of the FTSE Russell 2000 Index. This performance measure is consistent with prior years and supports the Company’s strategic objective of emphasizing growth in excess of market levels and aligning the interest of our executives with the Company’s stockholders. The Compensation Committee believes that these performance-based awards provide a strong incentive for our executives to achieve performance goals that advance our business strategies and build long-term stockholder value, and that they encourage executive retention.

These performance-based awards are subject to forfeiture if the executive’s employment is terminated by the Company for cause or by the executive without good reason before the end of the three-year performance period. Until vesting, holders of performance shares do not have voting rights. They also do not receive dividends but are entitled to receive dividend accrual units that vest, if at all, at the same percentage as the underlying award.

Before performance share awards are granted, the Compensation Committee establishes a vesting percentage range around each executive’s target long-term incentive opportunity allocated to the performance shares. This vesting percentage range has an established upper limit and a minimum below which no shares will vest, and it determines the number of performance shares that vest relative to the number of shares originally granted.

For fiscal 2022, the vesting percentage range established for performance shares was 0% to 200% of the award value, which was unchanged from fiscal 2021. The vesting of these awards will be calculated by determining the Company’s TSR percentile ranking among the Russell 2000 Index members, and then multiplying the number of performance shares granted by the applicable interpolated percentage of shares earned, as set forth in the following vesting matrix:

As noted in the above schedule, the Compensation Committee maintains a limit on the number of shares that will vest if the Company’s TSR is negative for the applicable performance period. If the Company’s TSR is negative during the performance period, the maximum amount of performance shares that can vest is 100%, even if the Company’s TSR performs above the 50th percentile of the Russell 2000 Index.

For the fiscal 2022 performance share awards, the reported value shown in the “Summary Compensation Table” was computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 143% of target, or $194.76 per share. This “grant date fair value” (i.e., 143% of the target amount) is reported in the “Summary Compensation Table” below for the Named Executive Officers’ performance shares. This reported amount is higher than the actual granted award value (i.e., 100% of the target amount) due to the accounting methodology for determining this amount, as discussed in footnote 2 to the table.

Restricted Stock Awards

Our restricted stock awards vest ratably over a three-year period to deliver a meaningful long-term incentive that balances risk and potential reward. These awards help executives build ownership in the Company, aligning their interests with stockholders. These awards also serve as an effective retention tool, encouraging our executive officers to remain with the Company and continue high levels of performance. The

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Compensation Committee considers restricted stock awards to be “at risk” compensation because no compensation is realized at grant, the awards are subject to forfeiture based on employment status, and their future value to the executive is directly determined by the Company’s stock price.

Subject to limited exceptions, restricted stock awards are only earned if the individual continues to be employed by the Company through the vesting date. Unvested restricted stock has voting rights and earns dividends, if any, on the same basis as the Company’s outstanding unrestricted common stock.

Special Awards

In fiscal 2022, we provided special compensation awards to executives as follows:

Executive Officer	Special Award Details	Rationale
Joseph B. Armes	78,740 shares of Restricted Stock, Performance Shares and Restricted Stock Units ($10,000,000 target value)

Succession planning and long-term retention arrangement; discussed in detail above under “Executive Compensation Program Changes for Fiscal 2022 – CEO Retention and Succession Arrangement”, also see “Chief Executive Officer Compensation in Fiscal 2022” below.

James E. Perry	265 Performance Shares ($35,000 target value)	Additional performance share award made in recognition of exemplary performance in fiscal 2021 and in anticipation of market-based compensation adjustments in fiscal 2022
Donal J. Sullivan	948 Performance Shares ($125,050 target value) $11,050

Additional performance share award made in recognition of exemplary performance in fiscal 2021, increased responsibilities, and in anticipation of market-based compensation adjustments in fiscal 2022

Additional cash bonus paid in recognition of exemplary performance in fiscal 2022 and increased responsibilities

Additional Executive Compensation Information

Anti-Hedging and Anti-Pledging

Under the Company’s Insider Trading Policy, which is available on our website at www.cswindustrials.com under the caption “Investors — Corporate Governance,” executives and other employees are prohibited from pledging stock, holding Company securities in a margin account, and engaging in transactions (such as trading in options, short sales, and sales “against the box”) designed to hedge against the value of the Company’s common stock.

Stock Ownership Guidelines

Our executive compensation program provides guidelines for executive ownership of Company common stock, expressed as a multiple of annual base salary. The Compensation Committee believes these guidelines encourage the alignment of executive and stockholder interests and promote the Company’s objective of building long-term stockholder value by requiring executives to build and maintain a meaningful stake in the Company.

The stock ownership guidelines are designed to encourage stock ownership at levels high enough to indicate management’s commitment to the Company and share value appreciation, while satisfying an individual executive’s prudent needs for investment diversification. The stock ownership guidelines are set by the Compensation Committee using competitive benchmarking data, and the guidelines are reviewed each year and updated as necessary. There were no changes to the stock ownership guidelines during fiscal 2022.

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The Company’s current stock ownership guidelines for the Named Executive Officers and the number of shares needed to satisfy the guidelines are shown below.

Named Executive Officer	Ownership Guideline	Ownership Guideline at 3/31/2022 (# of Shares)(1)	Current Ownership (Share Equivalent & Multiple of Salary)(1)
Joseph B. Armes	6 x Annual Base Salary	30,615	91,592	18.0x
James E. Perry	3 x Annual Base Salary	9,695	11,291	3.5x
Donal J. Sullivan	3 x Annual Base Salary	10,205	29,756	8.8x
Luke E. Alverson	3 x Annual Base Salary	8,292	19,840	7.2x
(1) Based on a price per share of $117.59, the closing price of the Company’s stock on March 31, 2022.

Executives are expected to meet the stock ownership guidelines within five years from the date the guidelines are first applicable. Recognizing the time required to achieve the ownership guidelines, the Compensation Committee approved an interim retention requirement. Specifically, executives who do not yet meet the applicable ownership requirement must retain at least 75% of the vested common stock they receive from equity awards granted from the time the ownership guidelines become applicable, net of any shares used or sold to pay applicable tax withholding. For fiscal 2022, all Named Executive Officers satisfied their ownership guideline.

The Compensation Committee periodically reviews the stock ownership guidelines and annually monitors the executives’ progress toward meeting their target ownership levels. Shares held directly by an executive count toward satisfying the requirements, as do unvested restricted stock awards, but unvested performance-based equity awards do not. Additionally, the share equivalent of vested and unexercised stock options (net of exercise price) counts toward satisfying the stock ownership requirements.

Recoupment of Incentive Compensation Policy

The Company maintains a Recoupment of Incentive Compensation Policy (the “Recoupment Policy”), which reinforces our commitment to our business objectives and core values. Under the Recoupment Policy, the Compensation Committee can “claw back” from an executive certain incentive compensation paid in the past three years if the Company is required to restate its financial statements. If a restatement occurs, the Compensation Committee can require any executive to reimburse the Company when the amount of compensation received was greater than the amount the Compensation Committee believes was actually earned based on the restated financial results. The Recoupment Policy does not require any finding of fault or malfeasance on the part of an executive to support the Company’s demand for recoupment.

Legacy Pension Plans

In connection with our spin-off from Capital Southwest Corporation in September 2015 (the “Spin-Off”), the Company assumed administrative responsibility and liability for certain legacy pension plans and the associated benefits payable to participating employees. On January 1, 2015, the legacy pension plans were closed to new participants. At the Spin-Off, the Company froze the legacy pension plans, and future benefits to plan participants ceased to accrue as of that date. Mr. Armes is the only Named Executive Officer who accrued benefits under the legacy plans as part of his prior employment with Capital Southwest Corporation. In September 2019, the Company terminated the legacy pension plans.

The legacy pension plans included a qualified defined benefit, non-contributory retirement plan, as well as a restoration plan that provided benefits to the plan participants in the qualified plan to fulfill the intent of the qualified plan without regard to limitations under the Internal Revenue Code of 1986, as amended (the “Code”). The retirement benefits payable under the legacy pension plans depended on the participant’s years of service and their final average monthly compensation determined by averaging the five consecutive years of highest compensation prior to retirement. The amount of legacy pension plan benefits attributable to Mr. Armes as of March 31, 2022, and prior to the plan termination is shown in the “Pension Benefits” table below.

Other Benefits

As previously discussed, the Compensation Committee strives to make our executive compensation program primarily performance-based and, as such, does not provide perquisites for our executive officers other than benefits generally provided to all employees. Our executive compensation program from time to time may provide limited other benefits that the Compensation Committee determines to be competitive with the level of benefits offered by the companies with which we compete for executive talent. Any such benefits would serve to meet our stated objective of attracting and retaining executive talent. In addition, some benefits may, in the Compensation Committee’s view, be provided for the Company’s benefit, notwithstanding any personal benefit an executive may derive. No such other benefits were provided in fiscal 2022.

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Chief Executive Officer Compensation in Fiscal 2022

The compensation of the CEO was set in a manner consistent with our compensation philosophy and the general compensation objectives and principles discussed above. In the interest of providing stockholders with a better understanding of Mr. Armes’ compensation for fiscal 2022, we are providing the following discussion and analysis.

Employment Agreement

On October 1, 2015, the Company entered into an employment agreement with Mr. Armes. The employment agreement provides that Mr. Armes will serve as Chief Executive Officer of the Company and that the Board will nominate Mr. Armes for election to the Board during the term of the agreement. The employment agreement had an initial term of two years, but the term automatically extends for additional one-year periods unless Mr. Armes’ employment is terminated as provided in the employment agreement.

Base Salary and Incentive Opportunities

Base Salary

During fiscal 2022, Mr. Armes’ base salary was increased by 3.3% to $600,000. This increase was generally consistent with merit increase levels across the Company.

AIP Target and Fiscal 2022 Award

During fiscal 2022, Mr. Armes’ target AIP opportunity was maintained at 130% of base salary. After performance results for the fiscal year were confirmed, the Compensation Committee approved a total AIP payout of $1,029,990, or 132.1% of target, broken down as follows:

Metric	Amount ($)	Weight	Payout
CSWI Operating Income	$566,280	60%	121%
CSWI Operating Cash Flow	$73,710	15%	63%
Individual Performance	$390,000	25%	200%

LTIP Target and Fiscal 2022 LTIP Awards

Annual LTIP Awards. During fiscal 2022, Mr. Armes’ target LTIP opportunity was increased to 300% of base salary from 280% of base salary, based on an analysis of comparative market data and to maintain alignment of his LTIP opportunity with our stated executive compensation objectives and principles. This increase also served to increase the percentage of Mr. Armes’ total target compensation that is “at risk.”

Accordingly, Mr. Armes received an award of 6,154 performance shares on April 1, 2021 ($812,941 target award value), and an award of 6,939 shares of restricted stock on October 1, 2021 ($900,000 target award value, as adjusted following annual compensation changes). The award value for the performance shares differs from the “grant date fair value” reported in the “Summary Compensation Table” below due to the accounting methodology for determining such amount, as discussed in footnote 2 to the table.

Retention and Succession Arrangement. As discussed above under “Executive Compensation Program Changes for Fiscal 2022 – CEO Retention and Succession Arrangement”, in early calendar 2021, the Board and the Compensation Committee engaged in strategic discussions focused on the necessity of retaining Mr. Armes’ service over a long-term period and the criticality of successful succession planning practices for the Company’s Chief Executive Officer role. These discussions were further supported by Mr. Armes’ exemplary performance and extraordinary contributions to shareholder value creation during his tenure with the Company.

As a result of these strategic discussions and in furtherance of these goals, in April 2021, the Compensation Committee, with the support of NFP, designed and approved a special, long-term equity grant for Mr. Armes with a target value of $10,000,000, all of which is “at risk.” This special equity grant was thoughtfully and intentionally designed so that 60% of the equity grant is performance based, consisting of performance shares and restricted stock units that vest based on achievement of specific, measurable performance goals that are directly tied to shareholder value creation and business continuity. The remaining 40% of the award is directly focused on Mr. Armes’ long-term retention, consisting of restricted stock that will not vest prior to April 2026, the fifth anniversary of the grant date.

Mr. Armes will not realize any compensation from this grant before the end of fiscal 2025, and then only to the extent performance goals are satisfied. The full “grant date fair value” of this special equity award is reported in the “Summary Compensation Table” for fiscal 2022, as required by disclosure rules. Such reported amount reflects a computed value for the performance share portion of the grant based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period. Such reported amount also reflects assumed full satisfaction of the performance conditions associated with the restricted stock

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unit portion of the grant. As discussed elsewhere in this CD&A, this special equity award is a long-term award with no current realized value to Mr. Armes, and no value will be realized, if at all, prior to fiscal 2025. The prior chart shows Mr. Armes’ total reported compensation for fiscal 2022 both with and without the reporting impact of the special equity grant.

Benefits Upon Termination

Under Mr. Armes’ employment agreement, if his employment is terminated due to death or disability, Mr. Armes will receive (1) his base salary and any unpaid benefits (including death benefits) through the date of termination; (2) the AIP cash payment related to the previous year, if the date of termination is after the end of a fiscal year but before the Company pays AIP cash incentives; and (3) a prorated AIP cash payment related to the then-current fiscal year, if the date of termination is before the end of a fiscal year. Additionally, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest when and to the extent that the performance conditions have been satisfied. Any options he holds will remain exercisable for one year following the date of termination.

If Mr. Armes’ employment is terminated by the Company without “cause” or by Mr. Armes for “good reason,” Mr. Armes will receive (1) his base salary and any unpaid benefits through the date of termination; (2) a lump sum payment equal to two times the sum of (a) his then-current base salary or any higher base salary that was in effect during the 12 months prior to the date of termination, and (b) the greater of his annual AIP payment for the prior fiscal year or his target AIP incentive for the current year; (3) the AIP cash payment related to the previous year, if the date of termination is after the end of a fiscal year but before the Company pays AIP cash incentives; (4) a prorated AIP cash payment related to the then-current fiscal year, if the date of termination is before the end of a fiscal year; and (5) continued medical and dental insurance for him and his dependents for 24 months following the date of termination. Additionally, and with certain exceptions related to Mr. Armes’ Special Equity Grant, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest when and only to the extent that the performance conditions have been satisfied. Any options he holds will remain exercisable for one year following the date of termination.

If Mr. Armes’ employment is terminated by the Company for “cause” or by Mr. Armes without “good reason,” Mr. Armes will receive only his base salary and any unpaid benefits through the date of termination.

Additionally, Mr. Armes participates in the Company’s Executive Change in Control and Severance Benefit Plan (the “CIC and Severance Plan”). To the extent the provisions of the CIC and Severance Plan are more beneficial to Mr. Armes than the terms set forth in his employment agreement, such provisions would apply in the applicable termination scenario.

The employment agreement also provides that Mr. Armes will not engage in activities that are competitive with the Company’s business or solicit any key employees of the Company to leave or accept employment with another company for 24 months following the date of termination.

Executive Change in Control and Severance Benefit Plan

The Company maintains the CIC and Severance Plan. This plan is publicly filed, and its features are described more fully under “―Potential Payments upon Termination or Change-In-Control―CSW Industrials, Inc. Executive Change in Control and Severance Benefit Plan” below. The Compensation Committee believes that this plan benefits stockholders in providing consistency and transparency in severance benefits if an executive officer’s employment is terminated, and also supports alignment between executive interests and stockholder interests should a transformative transaction arise that is in stockholders’ best interests.

Review and Assessment of Compensation Under Termination Scenarios

The Compensation Committee regularly reviews each Named Executive Officer’s total compensation under several scenarios including a change-in-control of the Company, termination of employment by the Company, and resignation or retirement by the executive. Tally sheets setting forth all the listed scenarios are prepared by management and reviewed by the Compensation Committee with input from NFP. Based on its most recent review of the tally sheets, the Compensation Committee determined that the potential payments that would be provided to the Named Executive Officers were consistent with our executive compensation objectives and principles.

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Executive Compensation Program Changes for Fiscal 2023

This CD&A discusses our executive compensation program for fiscal 2022. For the benefit of our stockholders, we summarize below certain changes and other matters that the Compensation Committee has approved regarding our fiscal 2023 executive compensation program. These and any other fiscal 2023 compensation program changes will be discussed in further detail in our proxy statement for the 2023 annual meeting of stockholders.

Annual Incentive Plan Changes

For fiscal 2023, the Compensation Committee has approved transitioning the AIP’s primary financial metric from operating income to EBITDA. This primary financial metric update will be applicable for both corporate and operating executives at the consolidated and business unit level, and the weighting of the metric within the AIP will remain the same. EBITDA is increasingly the primary metric the Company uses to communicate its financial objectives and performance with the investing public, and consistent with our compensation philosophy, the Compensation Committee, with the support of NFP, believes that utilizing EBITDA as the primary financial metric will better align management’s financial performance goals with the interests of our stockholders. Additionally, EBITDA is a commonly used financial metric within annual incentive programs among members of the Company’s compensation peer group and within the broader market. The AIP will continue to use operating cash flow as the secondary financial metric at both the consolidated and business unit level, and at the current metric weighting, in fiscal 2023.

Two years ago at the beginning of fiscal 2021, the Company utilized a quarterly financial metric target-setting process on a temporary basis as the Company and our served end markets adapted to COVID-19. In fiscal 2022, the Company transitioned to a semi-annual financial target-setting process for the AIP, which the Compensation Committee believed was appropriate and supported by then-present uncertainty and volatility within our served end markets and overall business environment, as well as the added operational and financial complexity resulting from the TRUaire acquisition and the formation of the Shell & Whitmore Reliability Solutions joint venture.

The Compensation Committee plans to continue with a semi-annual financial target-setting process for the AIP in fiscal 2023. The Compensation Committee, with the support of NFP, believes this approach remains appropriate in light of continued uncertainty in overall business conditions, particularly concerning the inflationary environment and continued volatility in freight costs. As the last two years have demonstrated, utilizing more frequent financial target setting intervals has a moderating effect on AIP payouts, and it mitigates the risk of overpayment resulting from targets being set too conservatively in the face of unprecedented uncertainty. As the Compensation Committee has done over the last two years, it will continue to adhere to the stated elements of our compensation philosophy, including ensuring that performance targets for all financial metrics used in our AIP are set at definitive, challenging, and objective levels that require significant effort and achievement by our Named Executive Officers for a payout to occur.

Market-Competitive Pay

As discussed above, every year the Compensation Committee reviews relevant market compensation survey data to evaluate the market competitiveness of our executive compensation program. This furthers the strategic goals of attracting and retaining top executive talent. The Compensation Committee uses survey data provided by NFP to benchmark our executives’ base salary, annual incentive opportunities, total target cash compensation, long-term incentive compensation and total target compensation. These compensation elements are generally set using the 50th percentile of benchmarked compensation data as a reference point to ensure compensation levels are aligned with the Company’s compensation philosophy, practices, and policies and are consistent with individual performance.

The fiscal 2023 benchmarking evaluation revealed that certain executives’ compensation elements had fallen below market median, and in several cases were below 25th percentile or even the lowest among benchmarked data. These departures from market median reference points came as a result of the Company’s prudent management of executive compensation expense during fiscal 2021 as well as the Company’s significant growth over the last two years. With NFP’s assistance and supported by each executive’s performance, the Compensation Committee expects to bring executive compensation levels into alignment with our compensation philosophy over the next two years with targeted, market-based adjustments to our executives’ base salaries and other compensation elements. The Compensation Committee believes this measured approach will appropriately mitigate retention risk and ensure our executive compensation structure remains performance-focused at market competitive levels.

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Annual Executive Compensation Program Review and Compensation Risk

It is the Compensation Committee’s policy to regularly monitor and annually review our executive compensation program to determine, in consultation with NFP, whether the elements of the program are consistent with our stated executive compensation objectives and principles. Part of this review is an evaluation of whether the executive compensation program and our compensation programs as a whole are consistent with the Company’s risk management objectives. If the elements of the program are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on us, the elements are adjusted as necessary.

The Compensation Committee, in consultation with NFP, has concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:

•

Compensation elements are balanced. Our compensation program design provides a balanced mix of base salary, annual cash incentive compensation and, for eligible employees, long-term equity incentives. This balanced mix provides executives with the incentive to perform at high levels and maximize Company performance. At the same time, it does not encourage singular focus on compensation performance metrics to the detriment of other important business metrics or the way in which goals are accomplished.

•

Metrics balance short-term and long-term goals. Our incentive compensation metrics are balanced between short- and long-term business and financial objectives. The metrics for our short- and long-term plans do not overlap, which prevents executives from focusing too much attention on one goal to the exclusion of others. All the performance goals are aligned with stockholder interests.

•

Individual performance is emphasized. We emphasize individual, non-financial performance metrics in determining final individual compensation amounts. The Compensation Committee strongly believes this component of our program offers an effective way to encourage and reward behaviors that are consistent with our business objectives and core values.

•

Incentive programs have performance thresholds and are capped. Both the AIP opportunity and performance share awards have threshold payout levels and/or performance contingencies, which ensure that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved. They also have maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior.

•

Compensation is benchmarked. The Compensation Committee benchmarks compensation against both our peer group and the broader market to ensure our compensation programs are performance-based, competitive, equitable, and generally consistent with industry and comparator company practices.

•

Executives have ownership guidelines. Our officers have equity ownership guidelines, which further encourage a long-term focus on sustainable performance and further align our officers’ interests with those of our stockholders. Additionally, officers are prohibited from pledging stock and engaging in transactions designed to hedge against the value of the Company’s stock.

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Summary Compensation Table

The following table sets forth compensation information for our Named Executive Officers — the individuals who served during fiscal 2022 as principal executive officer and principal financial officer of the Company, and the other most highly compensated executive officers of the Company serving at the end of fiscal 2022.

Name and Principal Position	Year	(1)	Salary ($)	Bonus ($)	Stock Awards ($)	(2)	Non-Equity Incentive Plan Compensation ($)	(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	(5)	Total ($)
Joseph B. Armes Chairman, CEO and President	2022		600,000	—	15,314,974	(6)	1,029,990		(6,486)	65,099		17,003,577
	2021		580,672	—	1,775,967		1,200,000		4,664	61,861		3,623,164
	2020		580,672	—	2,094,452		1,073,808		(1,286)	68,258		3,815,904
James E. Perry Executive VP, CFO	2022		380,000	—	851,357	(7)	376,343		—	71,285		1,678,985
	2021		311,077	—	873,821		400,000		—	30,062		1,614,960
Donal J. Sullivan Executive VP, GM, Contractor Solutions	2022		400,000	11,050	942,822	(8)	388,950		—	70,957		1,813,779
	2021		366,593	52,470	583,908		347,530		—	58,216		1,408,717
	2020		366,593	—	494,173		317,943		—	69,139		1,247,848
Luke E. Alverson Senior VP, General Counsel and Secretary	2022		325,000	—	384,882	(9)	236,039		—	71,882		1,017,803
	2021		299,601	—	327,317		250,000		—	60,546		937,464
	2020		299,601	—	351,980		234,401		—	69,394		955,376
(1)

The Company’s fiscal year begins April 1 and ends March 31.

(2)

Represents the grant date fair value of long-term equity incentive awards under the Company’s LTIP computed in accordance with FASB ASC 718 “Compensation — Stock Compensation,” including the impact of forfeitures. The incentive awards are granted in the form of restricted stock, which generally vest ratably over a three-year period, and performance shares. The performance criteria for the performance share awards is based on the Company’s TSR over a three-year period compared to the TSR of the Company’s applicable benchmark group for the same period, as described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Performance Share Awards” above. The reported value of the performance unit awards is computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 143% of target, or $194.76 per share. Payout for the performance share awards can range from 0% to a maximum of 200%. Assumptions used in the valuations are discussed in Note 6 to the Company’s audited consolidated financial statements for the year ended March 31, 2022, in the Annual Report.

(3)

The amounts in this column include an annual cash incentive bonus for fiscal 2022 under the Company’s AIP that was earned in fiscal 2022 but paid in fiscal 2023.

(4)

Reflects the annualized increase in pension value under the Restoration Plan. See “Pension Benefits Table.” There are no above-market or preferential earnings on compensation deferred under the Restoration Plan.

(5)

The components of this column for fiscal 2022 are set forth in the table below, calculated at the aggregate incremental cost to the Company:

Name	Retirement Plan Contributions	(A)	ESOP Contributions	(B)	Insurance Premiums	(C)	Total
Joseph B. Armes	26,100		22,400		16,599		65,099
James E. Perry	26,400		22,400		22,485		71,285
Donal J. Sullivan	26,566		22,400		21,992		70,957
Luke E. Alverson	26,356		22,400		23,126		71,882
(A)

Includes matching and discretionary Company contributions to the Named Executive Officers under the Company’s 401(k) retirement plan, which is generally available to all the Company’s U.S. employees.

(B)

Includes Company contributions to the Employee Stock Ownership Plan for fiscal 2022, which is generally available to all the Company’s U.S. employees. These amounts were accrued in fiscal 2022 but contributed in fiscal 2023.

(C)

Includes annual premiums for group term life insurance, the Company’s portion of annual premiums for medical, dental and vision benefits and the Company’s portion of disability premiums.

(6)

Includes annual grants of 6,939 shares of restricted stock ($907,274) and 6,154 shares of performance units ($1,198,553) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $130.75, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2021, the date of grant. Performance unit award values were calculated using a fair value of $194.76 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $1,677,827. Also includes $13,209,147 attributable to Mr. Armes’ special equity grant, consisting of: 31,496 shares of restricted stock ($4,419,519), 19,685 restricted stock units ($2,762,199), and 27,559 shares of performance units ($6,027,429). The restricted stock and restricted stock units award values were calculated using a price per share of $140.32, the closing market price of the Company’s common stock as reported by NASDAQ on April 26, 2021, the date of grant, and in the case of the restricted stock units, assumes full satisfaction of the performance conditions. Performance unit award values were calculated using a fair value of $218.71 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $7,734,158.

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(7)

Includes annual grants of 2,564 shares of restricted stock ($335,243) and 2,650 shares of performance units ($516,114) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $130.75, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2021, the date of grant. Performance unit award values were calculated using a fair value of $194.76 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $722,496.

(8)

Includes annual grants of 2,699 shares of restricted stock ($352,894) and 3,029 shares of performance units ($589,928) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $130.75, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2021, the date of grant. Performance unit award values were calculated using a fair value of $194.76 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $825,827.

(9)

Includes annual grants of 1,253 shares of restricted stock ($163,830) and 1,135 shares of performance units ($221,053) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $130.75, the closing market price of the Company’s common stock as reported by NASDAQ on October 1, 2021, the date of grant. Performance unit award values were calculated using a fair value of $194.76 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $309,446.

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2022 Grants of Plan-Based Awards

The following table sets forth certain information with respect to plan-based awards granted to the Named Executive Officers for the year ended March 31, 2022.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)	(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph B. Armes	5/4/2021	(3)	377,437	780,000	1,560,000
	4/1/2021					3,077	6,154	12,308			1,198,553	(4)
	4/26/2021					13,780	27,559	55,118			6,027,429	(5)
	4/26/2021								19,685		2,762,199	(6)
	4/26/2021								31,496		4,419,519	(7)
	10/1/2021								6,939	(8)	907,274
James E. Perry	5/4/2021	(3)	142,500	285,000	570,000
	4/1/2021					1,325	2,650	5,300			516,114	(4)
	10/1/2021								2,564	(8)	335,243
Donal J. Sullivan	5/4/2021	(3)	150,000	300,000	600,000
	4/1/2021					1,515	3,029	6,058			589,928	(4)
	10/1/2021								2,699	(8)	352,894
Luke E. Alverson	5/4/2021	(3)	89,375	178,750	357,500
	4/1/2021					568	1,135	2,270			221,053	(4)
	10/1/2021								1,253	(8)	163,830
(1)

The number of shares listed represents long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance criteria for these awards is based on the Company’s TSR from April 1, 2020 through March 31, 2023 compared to the TSR performance of the members of the Russell 2000 Index for the same period, as described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Performance Share Awards” above.

(2)

These amounts represent the fair value, as determined under FASB ASC Topic 718, of the awards based on the grant date fair value estimated by the Company for financial reporting purposes.

(3)

Under the AIP, the primary performance measures are internally defined metrics based on operating income, cash flow from operations, and achievement of individual performance objectives. See “Elements of the Executive Compensation Program—Annual Incentive Program” above. Actual amounts payable under the AIP, if any, can range from 50% (Threshold) to 200% (Maximum) of the target amounts for the Named Executive Officers based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target.

(4)

Represents the fair value on the date of grant, as described in footnote (2), of the performance units awarded, which values were calculated using a fair value of $194.76 per share determined by using the Monte Carlo simulation. The actual value may be more or less depending on the Company’s TSR performance during the applicable three-year performance period.

(5)

Performance units awarded pursuant to the special equity grant, as described in further detail under “—Executive Compensation Program Changes for Fiscal 2022—CEO Retention and Succession Arrangement” above. Dollar value represents the fair value on the date of grant, as described in footnote (2), of the performance units awarded, which values were calculated using a fair value of $218.71 per share determined by using the Monte Carlo simulation. The actual value may be more or less depending on the Company’s TSR performance during the applicable four-, five-, and six-year performance periods.

(6)

Restricted stock units awarded pursuant to the special equity grant, as described in further detail under “—Executive Compensation Program Changes for Fiscal 2022—CEO Retention and Succession Arrangement” above. 40% of the shares will vest (not earlier than April 2025) after a successor CEO is successfully recruited and hired, and 60% of the shares will vest upon the successful first employment anniversary of the successor CEO. The amount shown assumes full satisfaction of the associated performance conditions.

(7)

Restricted stock awarded pursuant to the special equity grant, as described in further detail under “—Executive Compensation Program Changes for Fiscal 2022—CEO Retention and Succession Arrangement” above. The shares cliff vest on the fifth anniversary of the date of grant.

(8)

The amounts shown reflect the numbers of shares of restricted stock granted to each Named Executive Officer pursuant to the Company’s 2015 Equity and Incentive Compensation Plan. The shares vest ratably over a three-year period on each anniversary of the date of grant.

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Outstanding Equity Awards at Year-End 2022

The following table sets forth certain information with respect to outstanding equity awards held by the Named Executive Officers as of March 31, 2022.

Name	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)	(2)
Joseph B. Armes	10,800	—	25.23	8/28/2024	19,426(3)	2,284,303		27,559	(4)	3,240,663
					31,496(5)	3,703,615		13,373	(6)	3,145,062
					19,685(7)	2,314,759		12,333	(8)	2,900,474
								6,154	(9)	1,447,298
James E. Perry	—	—	—	—	5,425(10)	637,926		7,279	(8)	1,711,876
								2,650	(9)	623,228
Donal J. Sullivan	—	—	—	—	6,460(11)	759,631		3,006	(6)	706,952
								3,945	(8)	927,786
								3,029	(9)	712,360
Luke E. Alverson	—	—	—	—	3,342(12)	392,986		2,572	(6)	604,882
								2,273	(8)	534,564
								1,135	(9)	266,930
(1)

All option awards shown in this table represent stock options issued in conversion of CSWC stock option awards granted prior to the Spin-Off. The stock option issuances converted existing CSWC stock option awards consistent with the treatment of shares in the Spin-Off.

(2)

Calculated using a price per share of $117.59, the closing market price of the Company’s common stock as reported by NASDAQ on March 31, 2022, the last trading day before the end of the Company’s last completed fiscal year.

(3)

Mr. Armes’ shares of restricted stock vest as follows: 11,108 shares on October 1, 2022; 6,005 shares on October 1, 2023; and 2,313 shares on October 1, 2024.

(4)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP and as part of the CEO retention and succession arrangement. The performance measure set for these shares was based on the Company’s TSR over the period from April 1, 2021 through each of March 31, 2025, 2026, and 2027, compared to the TSRs of the members of the Russell 2000 Index for the same periods. Payouts range from 0% to a maximum of 200% of the shares granted.

(5)

These shares represent shares of restricted stock under the Company’s LTIP and as part of the CEO retention and succession arrangement. These shares vest on April 26, 2026.

(6)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance measure set for this plan was based on the Company’s TSR over the period from April 1, 2019 through March 31, 2022 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts ranged from 0% to a maximum of 200% of the shares granted. The number of shares reported vested at 200% of target effective April 1, 2022, and the associated value reported reflects this vesting percentage.

(7)

These shares represent restricted stock units under the Company’s LTIP and as part of the CEO retention and succession arrangement. 40% of the shares will vest (not earlier than April 2025) after a successor CEO is successfully recruited and hired, and 60% of the shares will vest upon the successful first employment anniversary of the successor CEO. The amount shown assumes full satisfaction of the associated performance conditions.

(8)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance measure set for this plan is based on the Company’s TSR over the period from April 1, 2020 through March 31, 2023 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.

(9)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance measure set for this plan is based on the Company’s TSR over the period from April 1, 2021 through March 31, 2024 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.

(10)

Mr. Perry’s shares of restricted stock vest as follows: 2,284 shares on October 1, 2022; 2,286 shares on October 1, 2023; and 855 shares on October 1, 2024.

(11)

Mr. Sullivan’s shares of restricted stock vest as follows: 3,412 shares on October 1, 2022; 2,148 shares on October 1, 2023; and 900 shares on October 1, 2024.

(12)

Mr. Alverson’s shares of restricted stock vest as follows: 1,826 shares on October 1, 2022; 1,099 shares on October 1, 2023; and 417 shares on October 1, 2024.

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2022 Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock option exercises and restricted stock vesting during the fiscal year ended March 31, 2022, with respect to the Named Executive Officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	(1)	Value Realized on Vesting ($)(2)
Joseph B. Armes	52,613	5,826,184	46,782		6,292,614
James E. Perry	—	—	1,431		187,103
Donal J. Sullivan	—	—	7,747		1,037,239
Luke E. Alverson	—	—	7,777		1,047,979
(1)

The number of shares reported includes shares that were surrendered during the fiscal year ended March 31, 2022, to satisfy taxes upon the vesting of restricted common stock.

(2)

Reflects the gross number of shares acquired on vesting multiplied by the closing market price of the Company’s common stock on the vesting date. Includes the value of shares surrendered to satisfy taxes upon the vesting of restricted common stock.

2022 Pension Benefits

The following table sets forth certain information as of March 31, 2022, with respect to pension benefits attributable to our Named Executive Officers. Please refer to “—Elements of the Executive Compensation Program—Legacy Pension Plans” above for a narrative description of our pension plans.

Name	Plan Name	(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joseph B. Armes	Restoration Plan		2.25	108,346	—
James E. Perry	—		—	—	—
Donal J. Sullivan	—		—	—	—
Luke E. Alverson	—		—	—	—
(1)

The pension plans listed represent legacy plans assumed from CSWC in connection with the Spin-Off. The plans listed were frozen on October 1, 2015, and no benefits have accrued to any plan participant following that date. The plans listed were subsequently terminated in September 2019. The present value of accumulated benefit shown is an actuarial present value derived from the plans’ provisions, which is influenced by credited service and based on the mortality and discount rate assumptions used for financial reporting purposes (but excluding pre-retirement mortality). Assumptions used in the valuations are discussed in Note 14 to the Company’s audited consolidated financial statements for the year ended March 31, 2022 in the Annual Report.

Potential Payments upon Termination or Change-In-Control

The information below describes compensation that would have been paid under existing plans and contractual arrangements to the Named Executive Officers in the event of a termination of the executive’s employment with the Company or change in control of the Company, assuming these events occurred on March 31, 2022. Amounts shown therefore include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives based upon their respective compensation and service levels as of such date and the closing price of the Company’s common stock on March 31, 2022, of $117.59. The actual amounts to be paid can only be determined at the time of a change in control or the executive’s termination of employment with the Company. Upon any termination of employment, each of the Named Executive Officers would also be entitled to the vested amounts, if any, shown in the “2022 Pension Benefits” table above.

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CSW Industrials Executive Change in Control and Severance Benefit Plan

All the Named Executive Officers participated in the Company’s CIC and Severance Plan as of March 31, 2022. The CIC and Severance Plan provides benefits for termination of employment under three scenarios: by the Company without cause or by the executive for good reason; following a qualifying change in control; and upon death or disability. In any scenario, benefits are only paid after the executive (or the executive’s estate) executes a release in favor of the Company.

The CIC and Severance Plan provides benefits based on two participant levels, referred to as Level One and Level Two. Currently, Mr. Armes is the only Level One participant, and all other Named Executive Officers are Level Two participants.

Termination Without Cause by the Company or For Good Reason by the Executive

Upon an executive’s termination by the Company without cause or by the executive for good reason, the executive is entitled to the following severance benefits:

•

A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

•

A lump sum payment equal to (a) in the case of a Level One participant, two times, and (b) in the case of a Level Two participant, one times, 12 months of base salary;

•

Continuation of health and welfare benefits for the earlier of the executive’s acceptance of full-time employment with another entity and (a) in the case of a Level One participant, 24 months following termination, and (b) in the case of a Level Two participant 12 months, following termination, in any case at a cost equal to the cost for an active employee for similar coverage; and

•

Immediate vesting in full of all unvested equity awards that have a vesting date within (a) in the case of a Level One participant, two years, and (b) in the case of a Level Two participant, one year, of the date of termination, in accordance with the terms of the applicable award agreements.

As used in the CIC and Severance Plan, “cause” generally means: (a) the commission of an act of personal dishonesty intended to result in substantial personal enrichment to the detriment of the Company; (b) the conviction or plea of nolo contendere to a misdemeanor involving moral turpitude or a felony; (c) the failure to perform work responsibilities; (d) violation of any of the Company’s material policies or procedures; or (e) any material breach of any material agreement with the Company, and in the cases of (c), (d) and (e), where such failure, violation or breach has continued for more than 30 days following written notice to the executive.

As used in the CIC and Severance Plan, “good reason” generally means, without the express written consent of the executive: (a) a material reduction in base compensation; (b) a material diminution in authority, duties or responsibilities; (c) a permanent relocation more than 50 miles from where services were normally performed; (d) a material reduction in the authority, duties or responsibilities of the person to whom the executive reports; or (e) any other action or inaction that constitutes a material breach by the Company of its obligations under the CIC and Severance Plan or any other material agreement to which the Company and the executive are parties.

Termination Following a Change in Control

Upon the occurrence of a Change in Control (as defined in the Company’s 2015 Equity and Incentive Compensation Plan) and without a requirement that the executive’s employment be terminated, all then-outstanding unvested equity awards (including restricted stock and performance share awards) will fully vest, in accordance with the terms of the applicable award agreements.

If an executive’s employment is terminated without cause by the Company or for good reason by the executive, in either case within two years following a Change in Control, then the executive is entitled to the following severance benefits:

•

A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

•

A lump sum payment equal to (a) in the case of a Level One participant, three times, and (b) in the case of a Level Two participant, two times, the sum of (i) 12 months of base salary plus (ii) the executive’s target AIP award for the current fiscal year;

•

Continuation of health and welfare benefits for the earlier of 24 months following termination or the executive’s acceptance of full-time employment with another entity, at a cost equal to the cost for an active employee for similar coverage.

In addition to the above, an executive would be entitled to any unpaid base salary through the date of termination, any AIP earned for a completed fiscal year but not yet paid, any unreimbursed business or other expenses through the date of termination, and any employee benefits to which the executive is entitled pursuant to the terms of the plans governing the benefits.

Additionally, the CIC and Severance Plan does not contemplate tax “gross up” payments. Instead, under a “best of net” provision in the CIC and Severance Plan, if any payments or benefits to which an executive is entitled are likely subject to the tax imposed by Section 4999 of the Code, the payment will be reduced such that Section 4999 does not apply or be paid in full, whichever produces the better net after-tax position, as determined by the Board in good faith.

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A Change in Control, as defined in the 2015 Equity and Incentive Compensation Plan, generally includes the occurrence of the following events:

•

Any person or group acquires, or has acquired during the prior twelve months, beneficial ownership, directly or indirectly, of one-third or more of the Company’s outstanding common stock or combined voting power of the Company’s voting securities;

•

Any person or group acquires beneficial ownership, directly or indirectly, of Company securities that constitutes more than 50% of the total fair market value or voting power of the Company’s securities;

•

The incumbent members of the Board of Directors cease to constitute a majority of the Board of Directors, except in cases where a new director is approved by at least 75% of the incumbent directors and whose election was not in connection with a change in control transaction or in connection with a proxy contest relating to director election;

•

The Company is a party to a consolidation or merger, and following the transaction the Company’s stockholders do not beneficially own at least a majority of the outstanding common stock and the combined voting power of the surviving or continuing entity;

•

Any sale or other transfer of a majority of the assets of the Company;

•

The Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

•

Any other event specified by the Board.

Termination Due to Death or Disability

Upon an executive’s death or disability, the executive (or the executive’s estate) would be entitled to receive: (1) a pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year; and (2) continued medical and dental insurance coverage for 12 months following termination, at a cost equal to the cost for an active employee for similar coverage. Additionally, all then-outstanding unvested equity awards will fully vest, in accordance with the terms of the applicable award agreements.

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Quantification of Potential Payments

The following table sets forth the estimated value of the potential payments to each of the Named Executive Officers, assuming the executive’s employment had terminated on March 31, 2022. For the events of termination involving a change-in-control, we assumed that the change-in-control also occurred on that date. In addition to the payments set forth in the following table, Mr. Armes may receive certain payments upon his termination or a change-in-control pursuant to the legacy pension plans. Previously vested benefits under those plans for Mr. Armes are disclosed in the “2022 Pension Benefits” table.

Triggering Event	Compensation Component	Payout ($)
		Joseph B. Armes	(1)	James E. Perry	Donal J. Sullivan	Luke E. Alverson
Death	Life insurance benefit (third party payment)	50,000		50,000	50,000	50,000
	Pro-rata annual incentive award (greater of target or last year actual)	1,200,000		400,000	347,530	250,000
	Health & welfare benefit	24,720		18,794	22,012	23,496
	Immediate vesting of equity awards(2)	12,974,998		1,805,477	1,933,180	1,096,174
	TOTAL	14,249,718		2,274,271	2,352,722	1,419,670
Disability	Pro-rata annual incentive award (greater of target or last year actual)	1,200,000		400,000	347,530	250,000
	Health & welfare benefit	24,720		18,794	22,012	23,496
	Immediate vesting of equity awards(2)	12,974,998		1,805,477	1,933,180	1,096,174
	TOTAL	14,199,718		2,224,271	2,302,722	1,369,670
Termination Without Cause by the Company or For Good Reason by the Executive	Termination payment	2,760,000		380,000	400,000	325,000
	Pro-rata annual incentive award (greater of target or last year actual)	1,200,000		400,000	347,530	250,000
	Immediate vesting of certain equity awards(2)(3)	15,289,757		1,124,513	865,110	482,001
	Health & welfare benefit	49,440		18,794	22,012	23,496
	TOTAL	19,299,197		1,923,308	1,634,652	1,080,497
Change-in-Control — Employment Continues	Immediate vesting of equity awards(2)	15,289,757		1,805,477	1,933,180	1,096,174
	TOTAL	15,289,757		1,805,477	1,933,180	1,096,174
Change-in-Control — Termination Without Cause by the Company	Termination payment	4,140,000		1,330,000	1,400,000	1,007,500
	Pro-rata annual incentive award (greater of target or last year actual)	1,200,000		400,000	347,530	250,000
	Immediate vesting of equity awards(2)	15,289,757		1,805,477	1,933,180	1,096,174
	Health & welfare benefit	49,440		37,589	44,024	46,992
	TOTAL	20,679,197		3,573,066	3,724,734	2,400,666
(1)

Amounts shown for Mr. Armes are determined in accordance with the terms of his employment agreement, discussed under “Additional Executive Compensation Information — Chief Executive Officer Compensation in Fiscal 2022,” as well as the CIC and Severance Plan. Where benefits between the employment agreement and the CIC and Severance Plan overlap, the highest potential amount is shown.

(2)

These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of the event was equal to the closing price of the Company’s common stock on March 31, 2022 ($117.59), the last trading day of fiscal 2022. Additionally, it assumes that, for performance shares that have not vested, the performance conditions are satisfied at target (100%) vesting at the time of termination.

(3)

Pursuant to Mr. Armes’ employment agreement, all unvested equity awards vest immediately in this termination scenario. For the other Named Executive Officers under the CIC & Severance Plan, only the shares vesting within one year following termination automatically vest.

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CEO Pay Ratio

Determination Date and Measurement Period

We used the fiscal year ended March 31, 2022 as the compensation measurement period to determine the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Armes (“Median Annual Compensation”). We identified our employee who received the Median Annual Compensation (the “Median Employee”) as of March 31, 2022 (the “Determination Date”).

Median Employee Identification and Compensation Calculation

As of the Determination Date, we had approximately 2,400 employees, including 1,300 located in Vietnam who joined us through our acquisition of TRUaire in December 2020. This employee pool includes all full-time, part-time, seasonal, and temporary employees of the Company and its subsidiaries. This number does not include any independent contractors or “leased” workers. For purposes of identifying the Median Employee this year, we excluded 23 employees from the pool, representing all of our employees in Australia (7), Brazil (1), Mexico (2), South Africa (1), Spain (1), and UK (11), using the permitted “deminimis” exception.

We calculated the Median Annual Compensation by totaling all applicable elements of compensation for our employees consistent with the methodology used for our Named Executive Officers set forth in the “Summary Compensation Table.” This includes taxable wages per payroll records and as reported to authorities, which reflect, among other things, salary, wages, bonuses, and stock compensation, if any. Compensation paid in foreign currencies was converted to U.S. dollars based on the exchange rate in effect at the end of fiscal 2022. We did not make any cost-of-living adjustments in calculating the Median Annual Compensation or in identifying the Median Employee.

A portion of our permanent employee workforce (full-time and part-time) worked for less than the full year because, among other things, they commenced employment after the beginning of the year or took an unpaid leave of absence. In determining our Median Employee, we annualized the total compensation for those individuals (but not for individuals in temporary or seasonal positions).

Based on the above methodology, our Median Employee was identified as an hourly manufacturing team member located in Dong Nai, Vietnam, and their Median Annual Compensation for fiscal 2022 was $5,523. As our Vietnamese team members joined the Company in December 2020, none of our Vietnamese team members were included in the fiscal 2021 CEO pay ratio calculation. For additional context, the Median Annual Compensation among our North American employees for fiscal 2022 was $84,124.

CEO Compensation

For fiscal 2022, the annual total compensation of Mr. Armes, our Chief Executive Officer, was $17,003,577, calculated using the total of all applicable compensation elements reported in the “Summary Compensation Table” (“CEO Compensation”). As described above under “Chief Executive Officer Compensation for Fiscal 2022”, this reported amount included a long-term, special equity grant to Mr. Armes with a “grant date fair value” of $13.2 million, which was focused on the necessity of retaining Mr. Armes’ service over a long-term period and the criticality of successful succession planning practices for the Company’s CEO role. As Mr. Armes has not realized any value from this equity grant, the Compensation Committee believes that excluding it from the fiscal 2022 CEO Compensation is more representative of Mr. Armes’ target annual compensation under the Company’s executive compensation program. Adjusted to exclude the amount of the special equity grant, Mr. Armes’ fiscal 2022 total compensation as reported in the “Summary Compensation Table” would have been $3,794,430 (“Adjusted CEO Compensation”).

Pay Ratio

For fiscal 2022, the ratio of CEO Compensation to the Median Annual Compensation was 3,079 to 1. For additional context, the ratio of Adjusted CEO Compensation to the Median Annual Compensation was 687 to 1, and the ratio of Adjusted CEO Compensation to the Median Annual Compensation among our North American employees was 45 to 1.

This CEO Compensation to the Median Annual Compensation ratio is a reasonable good faith estimate calculated in a manner consistent with SEC regulations using the data and assumptions summarized above. The assumptions we used are specific to our Company and our employee population. Because the SEC’s regulations for identifying the Median Employee, calculating annual total compensation, and determining the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, the Company’s pay ratio disclosure may not be comparable to that reported by other companies.

Additionally, our pay ratio is not an element that the Compensation Committee considers in setting CEO compensation, nor is CEO Compensation a material element that management considers in making compensation decisions for non-officer employees.

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Equity Compensation Plan Information

The following table provides certain information related to our 2015 Equity and Incentive Compensation Plan as of March 31, 2022 under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by securities holders	32,864(1)	$ 25.23(2)	512,782
Equity compensation plans not approved by securities holders	—	—	—
TOTAL	32,864	$ 25.23	512,782
(1)

Includes 22,064 shares underlying restricted stock units. Also includes 10,800 stock option awards issued in conversion of CSWC stock option awards granted prior to the Spin-Off. These Spin-Off-related conversion awards were separately authorized under the Incentive Plan, but are not included in the 1,230,000 shares available for awards under the Incentive Plan. The Company has not granted any stock option awards under the Incentive Plan’s 1,230,000 share authorization.

(2)

Weighted-average exercise price of outstanding options excludes restricted stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any person beneficially owning more than 10% of the Company’s common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on the Company’s review of reports furnished to the Company and representations provided to the Company by persons required to file reports under Section 16 of the Exchange Act, the Company’s directors, executive officers and greater than 10% beneficial owners properly and timely complied with their Section 16(a) filing requirements during the fiscal year ended March 31, 2022, with the following exception: a Form 4 for Joseph Armes regarding an open market sale of Company shares pursuant to an established 10b5-1 trading plan on January 18, 2022 was filed one day after the required filing deadline.

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Proposal Four:

Ratification of Appointment of Grant Thornton LLP to Serve as our Independent Registered Public Accounting Firm for Fiscal 2023

The Audit Committee has approved Grant Thornton LLP (“GT”) to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2023.

We are asking our stockholders to ratify the appointment of GT as our independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged, retained and supervised by the Audit Committee. However, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Required Vote and Recommendation

The proposal to ratify the appointment of GT to serve as the Company’s independent registered public accounting firm for fiscal 2023 requires the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” ratifying the appointment of GT unless you instruct otherwise on the proxy or unless you withhold authority to vote. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP’S APPOINTMENT TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023.

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Report of The Audit Committee

The Audit Committee of the Board of Directors currently consists of four independent directors: Robert Swartz (Chair), Terry Johnston, Anne Motsenbocker, and Kent Sweezey. Ms. Motsenbocker joined the Audit Committee in June 2022, following the end of fiscal 2022. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met five times in fiscal 2022.

Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. The Audit Committee’s responsibility is to monitor and oversee this process, including engaging the independent auditors, pre-approving their annual audit plan, and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and held detailed discussions with management, including the executive leadership team and internal audit staff, on the Company’s consolidated financial statements and matters relating to the Company’s internal control over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of GT, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with GT, both with and without management present, and has relied upon their reported opinion on these financial statements.

The Audit Committee further discussed with GT matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received from GT the written disclosures and letter required by applicable requirements of the PCAOB regarding GT’s communications with the Audit Committee concerning its independence, and has discussed with GT its independence from the Company and its management.

Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 filed with the SEC.

Robert Swartz, Chair

Terry Johnston

Kent Sweezey

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Other Audit Information

Relationship with Independent Registered Public Accounting Firm

The Audit Committee appointed GT to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022. In this role, GT audits the Company’s financial statements. Representatives from GT will attend the Annual Meeting and will be available to respond to appropriate questions from stockholders. They will have the opportunity to make a statement if they wish.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value-added taxes) for professional services incurred by the Company for the audits of its fiscal 2022 financial statements and other fees billed to the Company by GT in fiscal 2022. In general, the Company retains GT for services that are related to or an extension of the Company’s annual audit.

	2022	2021
Audit Fees(1)	$1,725,372	$1,633,425
Audit Related Fees(2)	40,000	20,789
Total Audit Related Fees	1,765,372	1,654,223
All Other Fees	―	―
TOTAL FEES	$1,765,372	$1,654,223
(1)

Represents fees for the audit of our annual financial statements, internal controls and review of our quarterly financial statements.

(2)

Represents professional services provided in connection with the audit of annual financial statements for the Shell & Whitmore Reliability Solutions joint venture.

The Audit Committee pre-approved all the audit and non-audit fees described above for the year ended March 31, 2022, in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm before the firm is engaged. Services to be provided by the Company’s independent registered public accounting firm generally include audit services, audit-related services and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and the permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

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Security Ownership of Directors and Certain Executive Officers

The following table sets forth as of May 31, 2022, ownership of Company common stock by members of the Board, each Named Executive Officer of the Company listed in the “Summary Compensation Table” individually, and all members of the Board and all executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified possesses sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and nature of beneficial ownership	(1)	Percent of class
Joseph B. Armes	100,496	(2)	*
Luke E. Alverson	18,564		*
Michael R. Gambrell	20,168		*
Terry L. Johnston	7,742		*
Linda A. Livingstone	11,168		*
James E. Perry	11,291		*
Donal J. Sullivan	28,480		*
Robert M. Swartz	12,169		*
J. Kent Sweezey	7,976		*
Debra L. von Storch	4,685		*
All members of the Board and executive officers as a group (11 individuals)	223,437		1.4%
*

Less than 1%.

(1)

Beneficial ownership has been determined in accordance with SEC rules and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. The amount disclosed for each person or group also includes any securities that person or group has the right to acquire within 60 days pursuant to certain Company stock option and incentive plans. The address of each individual is 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240.

(2)

Includes 10,800 shares of common stock that Mr. Armes has the right to acquire pursuant to stock options. Also includes 8,500 shares owned by a family limited partnership of which Mr. Armes and his spouse are 50% owners of the general partner, for which he has shared voting and investment power.

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Security Ownership of Certain Beneficial Owners

The following stockholders are known to beneficially own more than 5% of the Company’s common stock. Except where noted in the footnotes below, the information is based on stock ownership reports on Schedule 13G filed with the SEC. Percentages have been calculated based on the number of shares outstanding as of the record date. We are not aware of any other stockholder holding 5% or more of the Company’s common stock.

In addition to the below, as of June 30, 2022, approximately 580,000 shares of our common stock, or 3.7% of our shares outstanding, were held by The Principal Financial Group as Trustee of the Company’s Employee Stock Ownership Plan.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	(1)	Percent of class
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, Maryland 21202	1,318,013	(2)	8.3%
Allspring Global Investments, LLC 525 Market Street, San Francisco, California 94105	1,203,194	(3)	7.6%
BlackRock, Inc. 55 East 52nd Street, New York, New York 10055	986,396	(4)	6.6%
Neuberger Berman Group LLC 1290 Avenue of the Americas, New York, New York 10104	928,134	(5)	5.9%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	797,315	(6)	5.1%
(1)

Beneficial ownership has been determined in accordance with SEC rules.

(2)

Based on a Schedule 13G filed with the SEC on February 14, 2022. The filing indicates sole voting power for 342,985 shares and sole dispositive power for 1,318,013 shares.

(3)

Based on a Schedule 13G filed with the SEC on January 19, 2022. The filing indicates sole voting power for 1,155,132 shares and sole dispositive power for 1,203,194 shares.

(4)

Based on a Schedule 13G/A filed with the SEC on February 3, 2022. The filing indicates sole voting power for 966,260 shares and sole dispositive power for 986,396 shares.

(5)

Based on a Schedule 13G filed with the SEC on February 11, 2022. The filing indicates shared voting power for 919,246 shares and shared dispositive power for 928,134 shares.

(6)

Based on a Schedule 13G filed with the SEC on February 9, 2022. The filing indicates shared voting power for 28,248 shares, sole dispositive power for 756,857 shares and shared dispositive power for 40,458 shares.

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General Voting and Meeting Information

Solicitation

We are providing these proxy materials in connection with the solicitation by the Board of Directors of CSW Industrials, Inc. of proxies to be voted at the 2022 Annual Meeting of Stockholders and at any adjournments or postponements thereof. The Annual Meeting will be held at 9:00 a.m., Central Time, virtually at: www.virtualshareholdermeeting.com/CSWI2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 25, 2022

Pursuant to SEC rules, we may furnish proxy materials, including this proxy statement and the Company’s annual report for the year ending March 31, 2022, to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our stockholders, will explain how you may access and review the proxy materials and how you may submit your proxy electronically. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Stockholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested.

This proxy statement and the Company’s annual report for the year ended March 31, 2022, are also available electronically at www.proxyvote.com.

To access and review the materials electronically:

1.

Have your proxy card or voting instructions available.

2.

Go to www.proxyvote.com and input the 16-digit control number from the proxy card.

3.

Click the “2022 Proxy Statement” in the right column.

We encourage you to review all the important information contained in the proxy materials before voting. If you would like to attend the Annual Meeting online, instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CSWI2022.

The proxy materials are being mailed to stockholders on or about July 15, 2022.

Voting

Who May Vote and Number of Votes

If you are a stockholder of record at the close of business on July 8, 2022 (the “Record Date”), you may vote on the matters proposed in this proxy statement. For each matter raised at the Annual Meeting, you have one vote for each share you owned on the Record Date. At the close of business on the Record Date, 15,454,671 shares of common stock were issued and outstanding (excluding treasury shares) that may be voted at the Annual Meeting.

If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain “routine” matters. The proposal to ratify the appointment of Grant Thornton LLP (Proposal Four) is considered a routine matter, so brokers may vote shares on this matter in their discretion if no voting instructions are received. However, the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two), and the advisory vote on the frequency of the advisory executive compensation vote (Proposal Three) are NOT considered routine matters, so your broker will not have discretion to vote your shares if you do not provide voting instructions. This is referred to as a “broker non-vote.”

Quorum for the Meeting

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented in person or by proxy constitutes a quorum. We must have a quorum to conduct business at the Annual Meeting. You will be part of the quorum if you vote your shares in advance of the Annual Meeting. If you abstain from voting on a particular proposal, your shares will still be counted as present at the meeting for purposes of determining a quorum. Broker non-votes are also counted as present for purposes of determining a quorum.

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Counting of Votes

The following table shows the proposals to be presented for a vote, the applicable voting requirements, and the Board’s recommendations.

Proposal	Vote required to pass	Voting options	Board’s recommendation	Effect of abstentions and broker non-votes
1. Elect eight directors to hold office until the 2023 annual meeting of stockholders	The affirmative vote of a majority of the votes cast in person or by proxy	FOR all nominees WITHHOLD as to all nominees FOR all nominees except for those specified, from whom you WITHHOLD your vote	FOR each nominee	No effect
2. Approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	No effect
3. Approve, on a non-binding, advisory basis, the frequency of conducting the advisory vote to approve the compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast in person or by proxy	ONE YEAR, TWO YEARS or THREE YEARS	ONE YEAR	No effect
4. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	Abstentions will not have any effect There should not be any broker non-votes, but if any, they will have no effect on the outcome

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, the individuals named on the enclosed proxy card intend to vote the shares represented thereby on such matters in accordance with their best judgment.

How to Vote

If your shares are registered in the name of a brokerage firm, bank, or other nominee (i.e., in “street name”). You will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares, which will include a 16-digit control number that enables you to vote your shares.

If your shares are registered directly in your name. You can vote your shares online at the Annual Meeting. You can also instruct the proxy holders named on the proxy card how to vote your shares using one of the voting methods described below. For all voting methods, you will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

•

Vote by Internet. You have the option to vote using the Internet at www.proxyvote.com. The on-screen instructions will direct you how to vote your shares. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 24, 2022. Have your proxy card available when you access the website. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN A PROXY CARD.

•

Vote by Telephone. You have the option to vote by telephone by calling 1.800.690.6903 toll-free from the United States and Canada and following the series of voice instructions that will direct you how to vote your shares. Have your proxy card available when you place your telephone call. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 24, 2022. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD.

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Vote by Mail. You may mark the enclosed proxy card, sign and date it, and return it in the enclosed envelope as soon as possible before the Annual Meeting. Your signed proxy card must be received before the Annual Meeting for your vote to be counted at the Annual Meeting.

•

Vote at the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting online, you may deliver a completed proxy card or vote online by ballot during the Annual Meeting.

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Changing Your Vote

If you are a registered stockholder, you may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

•

timely mailing in a revised proxy dated later than the prior submitted proxy;

•

timely notifying the Corporate Secretary in writing that you are revoking your proxy;

•

timely casting a new vote by telephone or the Internet; or

•

voting online by ballot at the Annual Meeting.

If you are a beneficial stockholder, please contact your bank, broker or nominee for instructions on how to change your vote.

Vote Tabulations

Tabulation of voted proxies will be handled by Broadridge, an independent firm. Broadridge is the inspector of elections for the Annual Meeting.

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Other Information About this Solicitation

Cost of Proxy Solicitation

The solicitation of proxies is made by our Board and will be conducted primarily by mail. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur to send proxy materials to stockholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication. The Company bears the full cost of soliciting proxies. The Company has also retained D.F. King for certain advisory services and to aid in the solicitation of proxies, and will ask brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock. For these services, the Company will pay D.F. King a fee of $12,500 plus reimbursement for reasonable out-of-pocket expenses.

Stockholders Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one annual report and proxy statement to multiple stockholders sharing the same mailing address unless otherwise requested. This is referred to as “householding.” We will promptly send a separate annual report and proxy statement to a stockholder at a shared address upon request at no cost. Stockholders with a shared address may also request that we send a single copy of these materials in the future if we are currently sending multiple copies to the same address. Requests related to delivery of proxy materials may be made by calling our Investor Relations department at 214.489.7113 or by writing to CSW Industrials, Inc., Attention: Investor Relations, 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, or other nominee to request information about householding.

Stockholder Proposals and Nominations

SEC rules provide that certain stockholder proposals may be eligible for inclusion in our 2023 proxy statement. These stockholder proposals must comply with the requirements of Rule 14a-8, including a requirement we receive such proposals no later than March 17, 2023. We strongly encourage any stockholder interested in submitting a proposal to contact the Corporate Secretary at the address below in advance of this deadline to discuss the proposal. The N&CG Committee reviews all stockholder proposals and makes recommendations to the Board for responsive action.

Alternatively, under the Company’s Bylaws, if a stockholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2023 annual meeting of stockholders, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our N&CG Committee), the stockholder must submit the proposal or nomination in writing at the address below between April 27, 2023, and May 27, 2023. However, if the 2023 annual meeting of stockholders is held more than 30 days before or more than 30 days after the anniversary of the 2022 Annual Meeting, the stockholder must submit any such proposal no later than the 90th calendar day prior to the 2023 annual meeting of stockholders or 10 days following the date on which the date of the 2023 annual meeting of stockholders is publicly announced. Any such submission must be made by a registered stockholder on the stockholder’s own behalf or on behalf of a beneficial owner of our common stock, and must include detailed information specified in our Bylaws concerning the proposal or nominee, as the case may be, and detailed information as to the stockholder’s interests in Company securities. We will not entertain any proposals or nominations at the 2023 annual meeting of stockholders that do not meet these requirements.

If the stockholder does not comply with the requirements of the SEC, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Company’s Bylaws are posted on our website at www.cswindustrials.com under the “Investors — Corporate Governance” caption. To make a submission or to request a copy of the Company’s Bylaws at no charge, stockholders should contact our Corporate Secretary at the following address:

CSW Industrials, Inc.
5420 Lyndon B. Johnson Freeway, Suite 500
Dallas, Texas 75240
Attention: Corporate Secretary

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Exhibit A

GAAP to NON-GAAP Reconciliations

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (Unaudited)
(Amounts in thousands)	Fiscal Year Ended March 31,
	2022	2021
GAAP Net Income attributable to CSWI	$66,385	$40,099
Plus: Income attributable to redeemable noncontrolling interest	934
GAAP Net Income	67,319	40,099
Adjusting items:
Interest Expense	5,449	2,383
Income Tax Expense	24,146	10,769
Depreciation & Amortization	36,408	22,718
EBITDA	133,323	75,969
Adjusting Items:
Transaction Expenses	—	10,360
Reversal of Indemnification Receivable	—	5,000
Adjusted EBITDA	$133,323	$91,329

RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME, CONTINUING OPERATIONS (Unaudited)
(Amounts in thousands)	Fiscal Year Ended March 31,
	2022	2021
GAAP Operating Income, Continuing Operations	$97,380	$59,220
Adjusting items:
Transaction costs & other professional fees	—	10,360
Purchase accounting effect	3,919	2,963
Adjusted Operating Income	$101,299	$72,543

RECONCILIATION OF EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE, CONTINUING OPERATIONS (Unaudited)
	Fiscal Year Ended March 31,
	2022	2021
GAAP Net Income per diluted common share, Continuing Operations	$4.20	$2.65
Adjusting items, per diluted common share:
Transaction costs and other professional fees	—	0.58
Purchase accounting effect	0.19	0.15
Reversal of indemnification receivable	—	(0.02)
Adjusted Net Income per diluted common share	$4.39	$3.36

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CSW INDUSTRIALS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 24, 2022 for shares held directly and by 11:59 P.M. ET on August 22, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSWI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 24, 2022 for shares held directly and by 11:59 P.M. ET on August 22, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Joseph Armes
02) Michael Gambrell
03) Bobby Griffin
04) Terry Johnston
05) Linda Livingstone
06) Anne Motsenbocker
07) Robert Swartz
08) Kent Sweezey

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. Approval, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 3:

	1 year	2 years	3 years	Abstain
3. Advisory vote on frequency of future shareholder advisory approval of executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4:

	For	Against	Abstain
4. The ratification of Grant Thornton LLP to serve as independent registered public accounting firm for the fiscal year ending March 31, 2023.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees in item 1, FOR item 2, for "1 YEAR" on item 3, and FOR item 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000575598_1 R1.0.0.24

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

CSW INDUSTRIALS, INC.
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Stockholders
August 25, 2022

The stockholder(s) hereby appoint(s) Joseph Armes and Robert Swartz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CSW INDUSTRIALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CSWI2022 at 9:00 a.m., Central Time on August 25, 2022, and any adjournment or postponement thereof.

Participants holding shares in the CSW Industrials, Inc. ESOP: By marking, signing and dating this card or submitting your voting instruction by telephone or internet, you are instructing The Principal Financial Group, the ESOP trustee, to vote the shares of CSW Industrials, Inc. common stock allocated to the ESOP account as instructed. All voting instructions from ESOP plan participants must be received no later than 11:59 P.M. Eastern Time on August 22, 2022. If your instructions are not received by such time, the ESOP shares will be voted as directed by the CSW Industrials, Inc. ESOP Committee.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, FOR "1 YEAR" ON PROPOSAL 3, AND FOR PROPOSAL 4.

0000575598_2 R1.0.0.24

Continued and to be signed on reverse side